As filed with the Securities and Exchange Commission on February 28, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LifePoint Health, Inc.
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware (State or other jurisdiction of incorporation or organization)	8062 (Primary Standard Industrial Classification Code Number)	20-1538254 (I.R.S. Employer Identification Number)

330 Seven Springs Way
Brentwood, Tennessee 37027
(615) 920-7000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Christy S. Green, Esq.
LifePoint Health, Inc.
Vice President, Associate General Counsel and Corporate Secretary
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michelle B. Rutta, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Telephone: (212) 819-8200

Approximate date of commencement of proposed exchange offers:
As soon as practicable after this Registration Statement is declared effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

5.375% Senior Notes due 2024	$500,000,000	100%	$500,000,000	$57,950

Guarantees of 5.375% Senior Notes due 2024(2)	N/A		N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
See inside facing page for table of registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Acquisition Bell Hospital, LLC	Michigan	80-0935981	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AdvantagePoint Health Alliance, LLC	Delaware	81-2112290	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AdvantagePoint Health Alliance—Blue Ridge, LLC	Delaware	30-0950290	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AdvantagePoint Health Alliance—Fauquier, LLC	Delaware	61-1792513	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AdvantagePoint Health Alliance—Great Lakes, LLC	Delaware	36-4845692	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AdvantagePoint Health Alliance—Laurel Highlands, LLC	Delaware	32-0512128	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
America Management Companies, LLC	Delaware	62-1763639	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AMG-Crockett, LLC	Delaware	62-1763656	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AMG-Hillside, LLC	Delaware	62-1763652	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AMG-Livingston, LLC	Delaware	62-1763651	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AMG-Logan, LLC	Delaware	62-1763649	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AMG-Southern Tennessee, LLC	Delaware	62-1763648	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
AMG-Trinity, LLC	Delaware	62-1763642	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Andalusia Physician Practices, LLC	Delaware	20-8016585	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Andalusia Professional Services, LLC	Delaware	45-3961524	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Ashland Physician Services, LLC	Delaware	75-3165439	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Ashley Valley Medical Center, LLC	Delaware	62-1762532	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Ashley Valley Physician Practice, LLC	Delaware	62-1762570	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Athens Physicians Practice, LLC	Delaware	62-1867833	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Athens Regional Medical Center, LLC	Delaware	62-1866028	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Athens Surgery Center Partner, LLC	Delaware	45-5199555	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Bell JV, LLC	Delaware	46-4457457	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Bell Physician Practices, Inc.	Michigan	80-0936558	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Bolivar Physician Practices, LLC	Delaware	26-3042884	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Bourbon Community Hospital, LLC	Delaware	62-1757924	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Bourbon Physician Practice, LLC	Delaware	62-1824637	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Brim Hospitals, Inc.	Oregon	93-0880990	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Buffalo Trace Radiation Oncology Associates, LLC	Kentucky	61-1303441	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Care Health Company, Inc.	Washington	93-1568998	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Castleview Hospital, LLC	Delaware	62-1762357	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Castleview Medical, LLC	Delaware	62-1769739	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Castleview Physician Practice, LLC	Delaware	62-1762573	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Clark Regional Physician Practices, LLC	Delaware	45-5484391	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Clinch Professional Physician Services, LLC	Delaware	20-8484894	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Clinch Valley Medical Center, Inc.	Virginia	54-1058953	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Clinch Valley Physicians Associates, LLC	Virginia	34-2051378	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Clinch Valley Pulmonology, LLC	Virginia	20-0467493	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Clinch Valley Urology, LLC	Virginia	20-0376229	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Colorado Plains Physician Practices, LLC	Delaware	20-3730510	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Community Hospital of Andalusia, LLC	Delaware	62-1081822	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Community Medical, LLC	Delaware	62-1779016	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Community-Based Services, LLC	Delaware	26-3341700	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Crockett Hospital, LLC	Delaware	62-1762364	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Crockett PHO, LLC	Delaware	62-1824633	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Danville Diagnostic Imaging Center, LLC	Delaware	20-2999605	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Danville Physician Practices, LLC	Delaware	20-2999870	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Danville Regional Medical Center, LLC	Delaware	20-2028539	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Danville Regional Medical Center School of Health Professions, LLC	Delaware	20-3011031	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner, LLC	Delaware	26-2708085	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner Central Carolina, LLC	Delaware	81-0818118	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner Conemaugh, LLC	Delaware	47-1854798	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner Frye, LLC	Delaware	81-0798024	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner Marquette, LLC	Delaware	90-0869753	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner MedWest, LLC	Delaware	46-5007044	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner Twin County, LLC	Delaware	45-3027649	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
DLP Partner Wilson Rutherford, LLC	Delaware	46-4996175	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Dodge City Healthcare Group, LLC	Kansas	61-1275266	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Dodge City Healthcare Partner, Inc.	Kansas	61-1274535	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Fauquier Partner, LLC	Delaware	80-0938666	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Fleming Medical Center, LLC	Delaware	47-3937528	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Gateway Health Alliance, Inc.	Virginia	54-1756711	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Georgetown Community Hospital, LLC	Delaware	62-1757921	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Georgetown Rehabilitation, LLC	Delaware	62-1763818	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HCK Logan Memorial, LLC	Delaware	62-1766919	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HDP Andalusia, LLC	Delaware	62-1765720	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HDP Georgetown, LLC	Delaware	62-1765716	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Hillside Hospital, LLC	Delaware	62-1762382	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Historic LifePoint Hospitals, LLC	Delaware	52-2165845	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Home Health Partner, LLC	Delaware	81-4237964	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HRMC, LLC	Delaware	75-3143244	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HSC Credentialing Support Services, LLC	Delaware	81-3175615	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HSCGP, LLC	Delaware	62-1779575	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
HSC Manager, LLC	Delaware	27-1974414	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Kansas Healthcare Management Company, Inc.	Kansas	74-2849927	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Kansas Healthcare Management Services, LLC	Kansas	74-2849929	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Kentucky Hospital, LLC	Delaware	62-1772321	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Kentucky Medserv, LLC	Delaware	62-1772269	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Kentucky MSO, LLC	Delaware	62-1763638	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Kentucky Physician Services, Inc.	Kentucky	62-1752492	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lake Cumberland Cardiology Associates, LLC	Delaware	27-0710002	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lake Cumberland Physician Practices, LLC	Delaware	20-8016687	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lake Cumberland Regional Hospital, LLC	Delaware	62-1757920	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lake Cumberland Regional Physician Hospital Organization, LLC	Delaware	52-2183772	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lakeland Community Hospital, LLC	Delaware	30-0109979	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lakeland Physician Practices, LLC	Delaware	43-1978905	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Lander Valley Physician Practices, LLC	Delaware	20-0186252	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Las Cruces Cardiology Group, LLC	Delaware	47-1054850	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Las Cruces Endoscopy Partner, LLC	Delaware	80-0716842	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Las Cruces Physician Practices, LLC	Delaware	20-4736578	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LCMC MRI, LLC	Delaware	20-4807861	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
LCMC PET, LLC	Delaware	20-4807946	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LHSC, LLC	Delaware	62-1778111	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint Acquisition Corp.	Delaware	20-3140257	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint Billing Services, LLC	Delaware	62-1763641	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint Corporate Services, General Partnership	Delaware	62-1779581	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint CSLP, LLC	Delaware	62-1779574	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint Holdings 2, LLC	Delaware	62-1778733	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint Hospitals Holdings, LLC	Delaware	52-2167869	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint Medical Group—Hillside, Inc.	Tennessee	62-1720394	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint NMTC, LLC	Delaware	81-2139911	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint of Kentucky, LLC	Delaware	62-1778730	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint of Lake Cumberland, LLC	Delaware	62-1828844	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LfePoint PSO, LLC	Delaware	47-2393318	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint RC, Inc.	Delaware	62-1761942	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
LifePoint VA Holdings, Inc.	Delaware	20-3140383	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
LifePoint WV Holdings, Inc.	Delaware	20-3140329	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Livingston Regional Hospital, LLC	Delaware	62-1762419	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Logan General Hospital, LLC	Delaware	05-0539357	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Logan Healthcare Partner, LLC	Delaware	20-0086245	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Logan Medical, LLC	Delaware	62-1772319	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Logan Memorial Hospital, LLC	Delaware	62-1757917	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Logan Physician Practice, LLC	Delaware	62-1824635	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Los Alamos Physician Practices, LLC	Delaware	20-4206739	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Martinsville Physician Practices, LLC	Delaware	20-4277914	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Meadowview Physician Practice, LLC	Delaware	62-1762581	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Meadowview Regional Medical Center, LLC	Delaware	62-1757929	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Meadowview Rights, LLC	Delaware	62-1766337	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC	Virginia	20-3217713	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Memorial Prompt Care, LLC	Delaware	45-4282042	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Mercy Physician Practices, LLC	Delaware	20-8620112	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Mexia Principal Healthcare Limited Partnership	Texas	62-1692446	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Mexia-Principal, Inc.	Texas	62-1691355	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Minden Physician Practices, LLC	Delaware	27-0151827	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
My HealthPoint, LLC	Delaware	81-2870872	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Nason Medical Center, LLC	Delaware	47-2546387	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Nason Physician Practices, LLC	Delaware	47-2553258	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Northeastern Nevada Physician Practices, LLC	Delaware	26-3632448	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Northwest Medical Center-Winfield, LLC	Delaware	30-0109981	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Norton Partner, LLC	Delaware	90-0870496	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
NWMC-Winfield Hospitalist Physicians, LLC	Delaware	45-3961618	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
NWMC-Winfield Physician Practices, LLC	Delaware	43-1978895	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
OmniPoint Surgical Associates, LLC	Delaware	62-1763655	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Opelousas Imaging Center Partner, LLC	Delaware	20-2882362	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Opelousas PET/CT Imaging Center, LLC	Delaware	20-2882466	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Orthopedics of Southwest Virginia, LLC	Virginia	20-1681827	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Palestine-Principal G.P., Inc.	Texas	62-1742220	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Palestine Principal Healthcare Limited Partnership	Texas	74-2791525	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Ashland, L.P.	Pennsylvania	62-1852338	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Aviation, Inc.	Tennessee	01-0553855	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Cleveland, Inc.	Mississippi	62-1812558	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Elko, Inc.	Nevada	62-1740235	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Fort Mohave, Inc.	Arizona	32-0063628	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Fort Morgan, Inc.	Colorado	27-0113173	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Lake Havasu, Inc.	Arizona	62-1735358	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Lakewood, Inc.	Louisiana	62-1864994	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Las Cruces, Inc.	New Mexico	27-0085482	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Los Alamos, Inc.	New Mexico	03-0390794	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Louisiana, Inc.	Louisiana	62-1779009	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Martinsville, Inc.	Virginia	04-3597974	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Minden G.P., Inc.	Louisiana	62-1789341	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
PHC-Minden, L.P.	Louisiana	62-1789340	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Morgan City, L.P.	Louisiana	62-1865278	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Morgan Lake, Inc.	Louisiana	62-1870304	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Selma, LLC	Delaware	27-5437722	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PHC-Tennessee, Inc.	Tennessee	62-1780282	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Piedmont Partner, LLC	Delaware	47-2592255	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PineLake Physician Practice, LLC	Delaware	62-1762582	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PineLake Regional Hospital, LLC	Delaware	62-1757927	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Poitras Practice, LLC	Delaware	62-1762586	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Portage Partner, LLC	Delaware	32-0414331	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PRHC-Alabama, LLC	Delaware	62-1867696	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PRHC-Ennis G.P., Inc.	Texas	62-1789403	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
PRHC-Ennis, L.P.	Texas	62-1789402	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Principal Hospital Company of Nevada, Inc.	Nevada	62-1691358	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Principal Knox, L.L.C.	Delaware	62-1763056	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Principal-Needles, Inc.	Tennessee	62-1694530	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Professional Billing Services, LLC	Delaware	81-2631109	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Providence Group Practices, LLC	Delaware	34-0480532	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Providence Group Practices II, LLC	Delaware	38-4003422	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Providence Holding Company, LLC	Delaware	47-5620772	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Providence Hospital, LLC	Delaware	35-2546435	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Providence Physician Practices, LLC	Delaware	35-2547513	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Province Healthcare Company, LLC	Delaware	62-1710772	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
R. Kendall Brown Practice, LLC	Delaware	62-1762590	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Raleigh General Hospital, LLC	West Virginia	55-0261260	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
River Parishes Hospital, LLC	Delaware	20-0959379	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
River Parishes Partner, LLC	Delaware	20-2502853	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
River Parishes Physician Practices, LLC	Delaware	20-1227403	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Riverton Memorial Hospital, LLC	Delaware	62-1762468	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Riverton Oncology Practice, LLC	Delaware	26-3839861	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Riverton Physician Practices, LLC	Delaware	62-1763635	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Riverview Medical Center, LLC	Delaware	62-1762469	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Riverview Physician Practices, LLC	Delaware	45-3853399	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Russellville Hospital, LLC	Delaware	03-0464224	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Russellville Physician Practices, LLC	Delaware	20-0454003	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Select Healthcare, LLC	Delaware	62-1763632	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Selma Diagnostic Imaging, LLC	Delaware	27-5437945	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Shared Business Services, LLC	Delaware	47-4681738	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Siletchnik Practice, LLC	Delaware	62-1762275	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Smith County Memorial Hospital, LLC	Delaware	62-1762490	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Somerset Surgery Partner, LLC	Delaware	62-1864098	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Southern Tennessee EMS, LLC	Delaware	62-1763622	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Southern Tennessee Medical Center, LLC	Delaware	62-1762535	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Southern Tennessee PHO, LLC	Delaware	62-1824632	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Spring View Hospital, LLC	Delaware	20-0155414	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Spring View Physician Practices, LLC	Delaware	20-4302480	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Springhill Medical Center, LLC	Delaware	62-1754936	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
SST Community Health, L.L.C.	Tennessee	62-1835614	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
St. Francis Affiliated Services, LLC	Delaware	47-5607993	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
St. Francis Health, LLC	Delaware	47-5259919	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
St. Francis Physician Practices, LLC	Delaware	47-5419443	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Sumner Physician Practices, LLC	Delaware	27-2618964	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Sumner Real Estate Holdings, LLC	Delaware	27-2618993	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Sumner Regional Medical Center, LLC	Delaware	27-2618766	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Teche Regional Physician Practices, LLC	Delaware	47-4583254	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Texas Specialty Physicians	Texas	26-2477205	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
THM Physician Practice, LLC	Delaware	62-1762591	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Trousdale Medical Center, LLC	Delaware	27-2618876	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Trousdale Physician Practices, LLC	Delaware	45-3853454	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Two Rivers Physician Practices, LLC	Delaware	36-4796940	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Valley View Physician Practices, LLC	Delaware	26-4227573	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Vaughan Physician Practices, LLC	Delaware	20-5831435	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Ville Platte Medical Center, LLC	Delaware	62-1868757	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Watertown Partner, LLC	Delaware	47-3450210	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
West Virginia Management Services Organization, Inc.	West Virginia	62-1630580	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Western Plains Physician Practices, LLC	Delaware	20-8179824	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Western Plains Regional Hospital, LLC	Delaware	62-1762592	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Woodford Hospital, LLC	Delaware	52-2260534	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Wythe County Community Hospital, LLC	Delaware	20-2468795	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000
Wythe County Physician Practices, LLC	Delaware	20-3230510	330 Seven Springs Way Brentwood, TN 37027 (615) 920-7000

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2017

PRELIMINARY PROSPECTUS

$500,000,000

Offer to Exchange Registered 5.375% Senior Notes due 2024
For All of Outstanding
Unregistered 5.375% Senior Notes due 2024

         We are offering to exchange our outstanding 5.375% Senior Notes due 2024, in the aggregate principal amount of $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024 issued on May 26, 2016 (the "outstanding notes") for up to $500,000,000 of our new 5.375% Senior Notes due 2024 (the "exchange notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act. We sometimes refer to the exchange notes and the outstanding notes collectively as the "notes."

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable, except in limited circumstances described below.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2017, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any cash proceeds from the exchange offer.

The Exchange Notes

  •
  We are offering exchange notes to satisfy certain obligations under the Registration Rights Agreement (as defined below) entered into in connection with the private offering of the outstanding notes.

  •
  The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances described below.

  •
  We do not plan to list the exchange notes on a national securities exchange or automated quotation system.

         All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we currently do not anticipate that we will register the outstanding notes under the Securities Act.

         See "Risk Factors" beginning on page 14 for a discussion of certain risks that you should consider before participating in the exchange offer.

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes as required by applicable securities laws and regulations. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 90 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with such resale. See "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

        You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

i

 MARKET AND INDUSTRY DATA

        This prospectus and the documents incorporated by reference herein include market share and industry data and forecasts that we obtained from industry publications, third-party surveys and internal company surveys. Although we believe that the third-party sources are reliable, we have not independently verified market industry data provided by third parties or by industry or general publications, and we do not take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the sections entitled "Forward-Looking Statements" and "Risk Factors" below.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business. We own the trademarks Making Communities Healthier®, LifePoint Health®, LifePoint Hospitals® and LifePoint®. We do not own any trademark, trade names or service mark of any other company appearing in this prospectus.

FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus and in reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include: projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items; efforts to reduce the cost of providing healthcare while increasing quality; descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. through Duke LifePoint Healthcare; interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and descriptions of assumptions underlying or relating to any of the foregoing.

        In this prospectus and the documents incorporated by reference herein, for example, we make forward-looking statements, including statements discussing our expectations about: future financial performance and condition; future liquidity and capital resources; future cash flows; existing debt; changes in depreciation and amortization expenses; our business strategy and operating philosophy; effects of competition in a hospital's market; costs of providing care to our patients; our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance; the impact of national healthcare reform; the impact of efforts to modify, repeal and/or replace the Affordable Care Act; income from electronic health record ("EHR") incentive programs; anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to previous acquisitions and the expectation that capital commitments could be a significant component of future acquisitions; timeframes for completion of capital projects; implementation of supply chain management and revenue cycle functions; accounting estimates and the impact of accounting methodologies; industry and general economic trends; consolidation of commercial insurance companies and patient shifts to lower cost healthcare plans which generally provide lower reimbursement; participation in the healthcare exchanges and the impact of increasing enrollment by patients in insurance plans with narrow, tiered networks, high deductibles or high co-payments; the effect on self-pay revenue of increasing enrollment in insurance plans with high deductibles or high co-payments; reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions; patient volumes and related revenues; the impact of cybersecurity threats; claims

ii

and legal actions relating to professional liabilities, governmental investigations and voluntary self-disclosures; and physician recruiting, employment and retention.

        Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

        There are several factors, some beyond our control, that could cause results to differ significantly from our expectations. Some of these factors, as well as other factors such as market, operational, liquidity, interest rate and other risks, are described in this prospectus and the documents incorporated by reference in this prospectus. Any factor described in this prospectus or the documents incorporated by reference herein could by itself, or together with one or more factors, materially and adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus or the documents incorporated by reference herein that could also cause results to differ from our expectations.

iii

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in the notes. You should read carefully this entire prospectus and the documents incorporated by reference. Please read "Risk Factors," beginning on page 14 of this prospectus for more information about important risks that you should consider before making an investment decision in the notes. Unless otherwise indicated or the context otherwise requires, LifePoint Health, Inc. and its subsidiaries are referred to herein as "LifePoint," the "Company," "we," "our" or "us."

Our Company

        We own and operate community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities. At December 31, 2016, on a consolidated basis, we operated 72 hospital campuses in 22 states throughout the United States, having a total of 9,424 licensed beds. We generate revenues by providing a broad range of general and specialized healthcare services to patients through a network of hospitals and outpatient facilities. We generated revenues of $6,364.0 million and $5,214.3 million during the years ended December 31, 2016 and 2015, respectively, of which 51.8% and 52.7%, respectively, were derived from the collective Medicare and Medicaid programs. Payments made to our facilities pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payors, together with certain limited services provided to Medicare recipients, to generate an operating profit. The healthcare industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payors. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our facilities.

        Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open heart surgery, skilled nursing, psychiatric care and neuro surgery. In many markets, we also provide outpatient services such as same day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, a number of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

        We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

Industry Overview

        We believe that non-urban communities present opportunities for us because of the following factors:

  •
  Less Competition than Urban Markets.  Because non-urban communities have smaller populations, they generally have fewer hospitals and other healthcare service providers. Because non-urban hospitals are generally the sole providers of inpatient services in their markets, there is limited competition. However, we are experiencing an increase in competition from other specialized care providers, including outpatient surgery, oncology, physical therapy and diagnostic centers, as well as competing services rendered in physician offices.

  •
  Community Focus.  We believe that the local hospital generally is viewed as an integral part of the community. In addition, we believe that non-urban communities can have a higher level of patient and physician loyalty that fosters cooperative relationships among the local hospitals, physicians, employees, patients and local government authorities.

  •
  Acquisition Opportunities.  Currently, not-for-profit and governmental entities own most non-urban hospitals. These entities often have limited access to the capital needed to keep pace with advances in medical technology. In addition, these entities sometimes lack the resources to leverage their professional staff in the manner necessary to control hospital expenses, recruit and retain physicians, expand healthcare services and comply with increasingly complex reimbursement and managed care requirements. As a result, patients may migrate, be referred by local physicians, or be encouraged by managed care plans to travel to hospitals in larger, urban markets. We believe that, as a result of these pressures, many not-for-profit and governmental owners of non-urban hospitals who wish to maximize the value of their community assets and preserve the local availability of quality healthcare services are interested in selling or leasing these hospitals to a company like ours, that is committed to the local delivery of healthcare and that has greater access to capital and management resources.

Business Strategy

        In order to achieve growth in patient volumes, revenues and profitability given the competitive and structural environment, we continue to focus our business strategy on the following:

  •
  Measurement and improvement of quality of patient care and perceptions of such quality in communities where our hospitals are located;

  •
  Targeted recruiting of primary care physicians and physicians in key specialties;

  •
  Retention of physicians and efforts to improve physician satisfaction, including employing a greater number of primary care physicians as well as physicians in certain specialties;

  •
  Retention and, where needed, recruitment of non-physician employees involved in patient care and efforts to improve employee satisfaction;

  •
  Targeted investments in new technologies, new service lines and capital improvements at our facilities;

  •
  Improvements in management of expenses and revenue cycle;

  •
  Negotiation of improved reimbursement rates with non-governmental payors;

  •
  Strategic growth through acquisition and integration of hospitals and other healthcare facilities where valuations are attractive and we can identify opportunities for improved financial performance through our management or ownership; and

  •
  Developing strategic partnerships with not-for-profit healthcare providers to achieve growth in new regions.

        As part of our ongoing efforts to further manage costs and improve the results of our revenue cycle, we have partnered with a third party to provide certain nonclinical business functions, including payroll processing, supply chain management and revenue cycle functions. We believe this model of sharing centralized resources to support common business functions across multi-facility enterprises provides us efficiencies and is the most cost effective approach to managing these nonclinical business functions.

Additional Information

        We are a Delaware corporation. Our principal executive offices are located at 330 Seven Springs Way, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 920-7000. Our corporate website address is www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

The Exchange Offer

        The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled "The Exchange Offer, "which contains a more detailed description of the terms and conditions of the exchange offer.

        On May 26, 2016, we sold, through a private placement exempt from the registration requirements of the Securities Act, $500,000,000 of our 5.375% Senior Notes due 2024. We refer to these notes as "outstanding notes" in this prospectus.

        Simultaneously with the private placement of the outstanding notes, we entered into a registration rights agreement, dated May 26, 2016 (the "Registration Rights Agreement"), with the initial purchasers of the outstanding notes. Under the Registration Rights Agreement, we are required to file a registration statement with the Securities and Exchange Commission (the "SEC") enabling the holders of the outstanding notes to exchange their outstanding notes for exchange notes with identical terms, and to use our commercially reasonable efforts to complete the exchange offer pursuant to the terms of the Registration Rights Agreement. You may exchange your outstanding notes for exchange notes in this exchange offer. You should read the discussion under the headings "—Summary of Exchange Offer," "The Exchange Offer" and "Description of the Exchange Notes" for further information regarding the exchange notes.

        We did not register the outstanding notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding notes do not exchange their outstanding notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations. Anyone who still holds outstanding notes after the exchange offer may be unable to resell their outstanding notes.

General	You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:
• the exchange notes will have been registered under the Securities Act;
• the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the Registration Rights Agreement; and
• the provisions of the Registration Rights Agreement that provide for payment of special interest upon a registration default are no longer applicable.
Securities Offered	$500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024.
The Exchange Offer

We are offering to exchange up to $500,000,000 aggregate principal amount of our 5.375% Senior Notes due 2024 and the related guarantees, which have been registered under the Securities Act, for any and all of our outstanding 5.375% Senior Notes due 2024 and the related guarantees.

Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that the untendered portion of any outstanding note must be in a minimum denomination of $2,000.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , 2017, unless extended by us. We do not currently intend to extend the expiration date.
Withdrawal

You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes

No interest will be paid on either the exchange notes or the outstanding notes at the time of the exchange. The exchange notes will accrue interest from and including the last interest payment date on which interest has been paid on the outstanding notes.

Accordingly, the holders of outstanding notes that are accepted for exchange will not receive accrued but unpaid interest on such outstanding notes at the time of tender. Rather, that interest will be payable on the exchange notes delivered in exchange for the outstanding notes on the first interest payment date after the expiration date of the exchange offer, which will be November 1, 2017.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes held in the Form of Book-Entry Interests

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the procedures under DTC's Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
• you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;
• you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offer. You must tender your outstanding notes by the Expiration Date in order to participate in the exchange offer.
Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the Registration Rights Agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the Registration Rights Agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the Registration Rights Agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations—The Exchange Offer."

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See "Use of Proceeds."
Exchange Agent

The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under "The Exchange Offer—Exchange Agent."

 The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the "Description of the Exchange Notes" section of this prospectus for a more detailed description of the notes.

Issuer	LifePoint Health, Inc.
Securities Offered	$500 million aggregate principal amount of 5.375% Senior Notes due 2024
Maturity Date	May 1, 2024
Interest	Interest on the exchange notes will accrue at the rate of 5.375% per annum, payable semi-annually in arrears.
Interest Payment Dates	We will pay interest on the exchange notes semi-annually on May 1 and November 1 of each year, commencing November 1, 2017.
Ranking	The exchange notes will be our senior unsecured obligations. Accordingly, they will rank:
• equal in right of payment to our existing and future senior indebtedness;
• senior in right of payment to our existing and future subordinated indebtedness;
• effectively subordinated in right of payment to our secured debt to the extent of the value of the assets securing such debt, including our senior secured credit facilities; and
• structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our existing or future non-guarantor subsidiaries.
Guarantees	The exchange notes will be jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries. Each subsidiary guarantee will rank:
• equal in right of payment to the guarantors' existing and future senior indebtedness;
• senior in right of payment to the guarantors' existing and future subordinated indebtedness; and

•

effectively subordinated in right of payment to the secured debt of the guarantors to the extent of the value of the assets securing such debt, including guarantees under our senior secured credit facilities.

Our non-guarantor subsidiaries accounted for $2,801.3 million, or 44.0%, of our total revenues for the year ended December 31, 2016 and $2,147.0 million, or 34.0%, of our total assets and $472.9 million, or 11.9%, of our total liabilities (excluding intercompany liabilities) as of December 31, 2016.

Optional Redemption

We may redeem the exchange notes, in whole or in part, at any time prior to May 1, 2019 at a price equal to 100% of the principal amount of the notes redeemed plus an applicable "make-whole" premium (as described in "Description of the Exchange Notes—Optional Redemption"), plus accrued and unpaid interest, if any, to the date of redemption. We may redeem the exchange notes, in whole or in part, at any time on or after May 1, 2019, at the redemption prices listed under "Description of the Exchange Notes—Optional Redemption" plus accrued and unpaid interest, if any, to the date of redemption.

At any time before May 1, 2019, we may redeem up to 35% of the aggregate principal amount of the exchange notes issued under the indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 105.375% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption; provided that:

• at least 65% of the aggregate principal amount of the exchange notes remains outstanding immediately after the occurrence of such redemption; and
• such redemption occurs within 180 days of the date of the closing of any such qualified equity offering.
See "Description of the Exchange Notes—Optional Redemption."
Change of Control

If we experience a change of control under certain circumstances, we must offer to repurchase all of the exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of control."

Covenants	The indenture contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:
• incur additional indebtedness;
• pay dividends or repurchase or redeem capital stock;
• make certain investments;
• create liens;
• enter into certain types of transactions with our affiliates; and
• sell assets or consolidate or merge with or into other companies.

These and other covenants that are contained in the indenture governing the exchange notes are subject to important exceptions and qualifications, which are described under "Description of the Exchange Notes."

If, on any date following the issuance date, certain conditions are met, including that during such time the exchange notes maintain an investment grade rating, the application to the exchange notes of certain covenants described above will be suspended during such period that the exchange notes maintain an investment grade rating. The covenants above are also subject to a number of other important limitations and exceptions. See "Description of the Exchange Notes—Certain Covenants."

No Prior Market

The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop.

Risk Factors	See "Risk Factors" beginning on page 14 of this prospectus for important information regarding us and an investment in the exchange notes.

Summary Consolidated Historical Financial Data

        The following summary consolidated historical financial data is derived from our audited consolidated financial statements for the years ended December 31, 2016, 2015 and 2014. Operating results for any historical period are not necessarily indicative of the results for any other period or indicative of results that may be expected for any future period.

        This information is only a summary and should be read in conjunction with the more detailed information contained in our Consolidated Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus.

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Statement of Operations Data:
Revenues before provision for doubtful accounts	$7,273.6	$6,014.4	$5,300.9
Provision for doubtful accounts	909.6	800.1	817.8

Revenues	6,364.0	5,214.3	4,483.1
Salaries and benefits	3,047.4	2,496.9	2,134.5
Supplies	1,066.6	815.0	699.0
Other operating expenses	1,558.1	1,246.4	1,087.3
Other income	(29.9)	(49.7)	(71.9)
Depreciation and amortization	344.6	279.0	250.5
Interest expense, net	149.2	114.4	123.0
Debt transaction costs	22.0	—	—
Impairment charges	1.2	13.8	57.7
Other non-operating gain	—	(4.0)	—

	6,159.2	4,911.8	4,280.1

Income before income taxes	204.8	302.5	203.0
Provision for income taxes	73.0	109.5	68.1

Net income	131.8	193.0	134.9
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(9.9)	(11.1)	(8.8)

Net income attributable to LifePoint Health, Inc.	$121.9	$181.9	$126.1

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Balance Sheet Data (as of end of year):
Cash and cash equivalents	$96.1	$284.0	$191.5
Working capital	$527.1	$647.3	$640.1
Property and equipment, net	$3,066.8	$2,482.3	$2,377.5
Total assets	$6,319.0	$5,996.8	$5,355.3
Total debt, excluding unamortized debt issuance costs, discount and premium	$2,936.2	$2,691.0	$2,208.6
Total LifePoint Health, Inc. stockholders' equity	$2,180.4	$2,263.9	$2,154.6

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Statement of Cash Flows Data:
Purchases of property and equipment	$(399.5)	$(274.7)	$(207.1)
Cash provided by operating activities	$435.2	$627.1	$412.3
Cash used in investing activities	$(520.7)	$(876.3)	$(473.2)
Cash (used in) provided by financing activities	$(102.4)	$341.7	$(385.5)
Adjusted EBITDA(1)	$721.8	$705.7	$634.2

(1)
We define Adjusted EBITDA as earnings before depreciation and amortization; interest expense, net; debt transaction costs; impairment charges; other non-operating gain; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. Our management and board of directors use Adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. We believe Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDA as presented above to net income, the most comparable GAAP measure:

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Net income	$131.8	$193.0	$134.9
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interets	(9.9)	(11.1)	(8.8)

Net income attributable to LifePoint Health, Inc.	121.9	181.9	126.1
Add: Depreciation and amortization	344.6	279.0	250.5
Interest expense, net	149.2	114.4	123.0
Debt transaction costs	22.0	—	—
Impairment charges	1.2	13.8	57.7
Other non-operating gain	—	(4.0)	—
Provision for income taxes	73.0	109.5	68.1
Net income attributable to noncontrolling interest and redeemable noncontrolling interests	9.9	11.1	8.8

Adjusted EBITDA(1)	$721.8	$705.7	$634.2

RISK FACTORS

        An investment in the exchange notes involves a number of risks. For a discussion of risks related to our business, please see Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2016. You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, before making an investment in the exchange notes. Any of the risks described herein could have a material adverse effect on our results of operation and financial condition. In such case, you may lose all or part of your investment in the notes.

Risks relating to our indebtedness and the exchange notes

We have substantial indebtedness, and we may incur significant amounts of additional indebtedness in the future which could affect our ability to finance operations and capital expenditures, pursue desirable business opportunities or successfully operate our business in the future.

        As of December 31, 2016, we and the guarantors had consolidated total debt, excluding unamortized debt issuance costs and premium, of $2,839.7 million. We also have the ability to incur significant amounts of additional indebtedness, subject to the conditions imposed by the terms of the agreements and indentures governing our existing indebtedness or any additional indebtedness that we may incur in the future. As of December 31, 2016, under the terms of our senior secured credit facilities, we had the ability to borrow an additional $579.3 million, which represents $600.0 million available under our revolving credit facility thereunder, net of outstanding letters of credit of $20.7 million. Additionally, our senior secured credit facilities contain uncommitted "accordion" features that permit us to borrow at a later date additional loans, subject to obtaining additional lender commitments and the satisfaction of other conditions. See "Description of Other Indebtedness."

        Although we believe that our future operating cash flow, together with available financing arrangements, will be sufficient to fund our operating requirements, our leverage and debt service obligations could have important consequences, including the following:

  •
  Under our debt agreements, we are required to satisfy and maintain specified financial ratios and tests. Failure to comply with these obligations may cause an event of default which, if not cured or waived, could require us to repay substantial indebtedness immediately. Moreover, if debt repayment is accelerated, we will be subject to higher interest rates on our debt obligations as a result of these covenants, and our credit ratings may be adversely impacted.

  •
  We may be vulnerable in the event of downturns and adverse changes in the general economy or our industry.

  •
  We may have difficulty obtaining additional financing at favorable interest rates to meet our requirements for working capital, capital expenditures, acquisitions, general corporate or other purposes.

  •
  We will be required to dedicate a substantial portion of our cash flow to the payment of principal and interest on indebtedness, which will reduce the amount of funds available for operations, capital expenditures and future acquisitions.

  •
  Any borrowings we incur at variable interest rates generally expose us to increases in interest rates.

  •
  A breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. We may be required to pay our indebtedness immediately if we default on any of the numerous financial or other restrictive covenants contained in the debt agreements. It is not certain whether we will have, or will be able to obtain, sufficient funds to make these accelerated payments. If any senior debt is accelerated, our assets may not be sufficient to repay such indebtedness and our other indebtedness.

  •
  In the event of a default, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital. There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all, or that sufficient funds could be obtained to make these accelerated payments.

Covenant restrictions under certain of our debt agreements and indentures impose operating and financial restrictions on us and may limit our ability to operate our business and to make payments on the exchange notes and other outstanding indebtedness.

        Agreements governing our existing indebtedness contain covenants that restrict our ability to finance future operations or capital needs, to take advantage of other business opportunities that may be in our interest or to satisfy our other debt obligations. These covenants restrict our ability to, among other things:

  •
  incur or guarantee additional debt or extend credit;

  •
  pay dividends or make distributions on, or redeem or repurchase, our capital stock or certain other debt;

  •
  make other restricted payments, including investments;

  •
  dispose of assets;

  •
  engage in transactions with affiliates;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends;

  •
  create liens on our assets or engage in sale/leaseback transactions;

  •
  effect a consolidation or merger, or sell, transfer, lease all or substantially all of our assets; and

  •
  repay our existing outstanding indebtedness.

Your ability to enforce the guarantees of the exchange notes may be limited.

        Although the exchange notes are our obligations, they will be unconditionally guaranteed on an unsecured senior basis by certain of our domestic subsidiaries. The performance by each guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the exchange notes, and that, at the time of such incurrence, the subsidiary guarantor: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence or grant; (iii) was engaged in a business or transaction for which the assets remaining with such subsidiary guarantor constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor's obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the exchange notes.

        In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. In addition, each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance. This provision may not be effective to protect the guarantees from being voided under fraudulent conveyance laws, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless. In a Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. Further, the voidance of the exchange notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees also could be subject to the claim that, since the guarantees were incurred for our benefit and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

        There can be no assurance as to what standard a court would apply in order to determine whether a subsidiary guarantor was "insolvent" upon the sale of the exchange notes or that, regardless of the method of valuation, a court would not determine that the subsidiary guarantor was insolvent upon consummation of the sale of the exchange notes. If the court concludes that a guarantee is voided or limited on fraudulent conveyance grounds, other senior creditors of ours may have priority over the holders of the exchange notes in respect of the assets of the relevant guarantor.

We are a holding company and the assets of our subsidiaries may not be available to make payments on the exchange notes.

        We are a holding company and hold most of our assets at, and conduct most of our operations through, direct and indirect subsidiaries. As a holding company, our results of operations depend on the results of operations of our subsidiaries. Moreover, we are dependent on dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of such subsidiaries.

The exchange notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries and effectively subordinated to our secured obligations.

        The claims of creditors of our non-guarantor subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of our creditors, including the holders of exchange notes. As of December 31, 2016, the aggregate amount of liabilities of our non-guarantor subsidiaries, including trade payables and excluding intercompany payables, was approximately $472.9 million. Our non-guarantor subsidiaries accounted for $2,801.3 million, or 44.0%, of our total revenues for year ended December 31, 2016 and $2,147.0 million, or 34.0%, of our total assets and $472.9 million, or 11.9%, of our total liabilities (excluding intercompany liabilities) as of December 31, 2016.

        In addition, the exchange notes are our general unsecured obligations. Therefore, the exchange notes will be effectively subordinated to our and the guarantors' secured debt to the extent of the value of the collateral. As of December 31, 2016, we and the guarantors' had approximately $739.7 million of secured debt, excluding unamortized debt issuance costs; in addition, we had the ability to borrow an additional $579.3 million under our senior secured credit facilities, which represents $600.0 million available under our revolving credit facility thereunder, net of outstanding letters of credit of $20.7 million, but excludes amounts available under the uncommitted accordion features of our senior secured credit facilities.

We are permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture governing the exchange notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

        Unrestricted subsidiaries will generally not be subject to the covenants under the indenture governing the exchange notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the exchange notes. See "Description of the Exchange Notes" for further information.

Our ability to repurchase the exchange notes upon a change of control or in connection with an asset sale repurchase may be limited.

        In the event of certain changes of control involving us, you will have the right, at your option, to require us to purchase all or a portion of the exchange notes you hold at a purchase price equal to 101% of the aggregate principal amount of your exchange notes, plus accrued interest thereon to the repurchase date. In addition, under certain circumstances we may be required by the terms of the indenture governing the exchange notes to make an offer to repurchase exchange notes with proceeds from asset sales. Our ability to repurchase the exchange notes upon a change of control or in connection with an asset sale repurchase will be dependent on the availability of sufficient funds and our ability to comply with applicable securities laws. Accordingly, there can be no assurance that we will be in a position to repurchase the exchange notes upon a change of control or in connection with an asset sale repurchase.

        Also, our ability to repurchase the notes upon a change of control is materially limited by covenants in our senior secured credit facilities. Our inability to repurchase the notes upon the occurrence of a change in control will constitute an event of default under the indenture governing the notes. This default would, in turn, constitute an event of default under our senior secured credit facilities and may constitute an event of default under any future agreement governing our senior indebtedness, which may cause the related indebtedness to be accelerated after any applicable notice or cure periods. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the exchange notes and repay the indebtedness.

        The term "change of control" under the indenture governing the notes is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or result in a downgrade of the credit rating (if any) of the exchange notes, nor would the requirement that we offer to repurchase the exchange notes upon a change of control necessarily afford holders of the exchange notes protection in the event of a highly leveraged reorganization. See "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of control."

We must rely on payments from our subsidiaries to make cash payments on the exchange notes, and our subsidiaries are subject to various restrictions on making such payments.

        We are a holding company and hold our assets at, and conduct our operations through, direct and indirect subsidiaries. In order to make payments on the exchange notes or to meet our other obligations, we depend upon receiving payments from our subsidiaries. In particular, we may be dependent on dividends and other payments by our direct and indirect subsidiaries to service our obligations. You will not have any direct claim on the cash flow or assets of our non-guarantor operating subsidiaries and our non-guarantor operating subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or the subsidiary guarantees, or to make funds available to us for those payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to various restrictions. Existing and future debt of certain of these subsidiaries may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of our subsidiaries to make payments, loans or advances to us may be limited by the laws of the relevant jurisdictions in which such subsidiaries are organized or located. Any of the situations described above could make it more difficult for a guarantor to service its obligations and therefore adversely affect our ability to service our obligations in respect of the exchange notes. If payments are not made to us by our subsidiaries, we may not have any other sources of funds available that would permit us to make payments on the exchange notes.

A breach of a covenant in our debt instruments could cause acceleration of a significant portion of our outstanding indebtedness.

        A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under such instruments. Our ability to comply with these covenants and other provisions may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants and other provisions. Upon the occurrence of an event of default under any debt instrument, the lenders or holders of such debt instruments could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders or holders of such debt instruments could proceed against collateral granted to them, if any, to secure the indebtedness. If our current or future lenders or holders of such debt instruments accelerate the payment of the indebtedness owed to them, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness.

If the exchange notes are rated investment grade at any time by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc., most of the restrictive covenants contained in the indenture governing the exchange notes will be suspended.

        If, at any time, the credit rating on the exchange notes, as determined by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc., equals or exceeds BBB– and Baa3, respectively, or any equivalent replacement ratings, and no default has occurred and is continuing under the indenture governing the exchange notes then, we will not be subject to most of the restrictive covenants contained in the indenture governing the exchange notes. As a result, you may have less credit protection than you will at the time the exchange notes are issued. In the event that one or both of the ratings later drops below investment grade, we will thereafter again be subject to such restrictive covenants. Any actions that we take while these covenants are not in force will not constitute an event of default even if the exchange notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated.

Risks relating to the exchange offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered, or exempt from registration, under the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary—The Exchange Offer" and "The Exchange Offer" for information on how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We do not intend to apply for listing of the exchange notes on a securities exchange or market. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or special interest upon a failure to fulfill certain of our obligations under the Registration Rights Agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change to our capitalization.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012. For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of earnings before income tax expense plus fixed charges, and "fixed charges" consist of interest expense, including amortization of debt issuance costs and premium, plus the portion of rental expense representative of the interest factor.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	2.12x	3.23x	2.45x	2.88x	3.08x

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        On June 10, 2016, we replaced our then-outstanding prior senior secured term loan facility (the "Prior Credit Agreement") with our senior secured credit agreement with, among others, Citibank, N.A., as administrative agent, and the lenders party thereto (the "Senior Credit Agreement") maturing in June 10, 2021. The Senior Credit Agreement provides for a $700.0 million senior secured term loan facility (the "Term Facility") and a $600.0 million senior secured revolving credit facility (the "Revolving Facility"). The Term Facility requires scheduled quarterly repayments in an amount equal to 2.5% per annum for each of the first, second and third years and 5.0% per annum for the fourth year and first three quarters of the fifth year, with the balance due at maturity. Additionally, the Term Facility and Incremental Term Loans are subject to mandatory prepayments based on excess cash flow, as well as upon the occurrence of certain other events, as specifically described in the Senior Credit Agreement. The Senior Credit Agreement is guaranteed, on a senior basis, by certain of our existing and future domestic subsidiaries. The Senior Credit Agreement is secured by collateral consisting of a perfected first priority lien on, and pledge of, all of the capital stock and intercompany notes issued by our subsidiaries and owned by us and each guarantor, subject to certain exceptions.

Letters of Credit and Availability

        The Revolving Facility may be utilized for letters of credit and swingline loans up to a maximum of $100.0 million and $50.0 million, respectively. Issued letters of credit and outstanding swingline loans reduce the amounts available for borrowing under the Revolving Facility. As of December 31, 2016, the Company had $20.7 million in letters of credit outstanding that were related to the self-insured retention level of its general and professional liability insurance and workers' compensation programs as security for payment of claims. During 2016, we borrowed and repaid $150.0 million under the Revolving Facility associated with the prior credit agreement for general corporate purposes. Under the terms of the Senior Credit Agreement, amounts available for borrowing under the Revolving Facility were $579.3 million as of December 31, 2016.

        The Senior Credit Agreement may, subject to certain conditions and to receipt of commitments from new or existing lenders, be increased up to a total of (i) $800.0 million and (ii) an amount such that, after giving pro forma effect to such increase and to the use of proceeds therefrom, our secured leverage ratio does not exceed 3.50:1.00; provided that no lender is obligated to participate in any such increase.

Interest Rates

        Interest on the outstanding borrowings under the Senior Credit Agreement is payable at our option at either an adjusted London Interbank Offer Rate ("LIBOR") or an adjusted base rate plus an applicable margin. The applicable margin under the Senior Credit Agreement ranges from 1.50% to 2.00% for LIBOR loans and from 0.50% to 1.00% for adjusted base rate loans based on our total leverage ratio, calculated in accordance with the Senior Credit Agreement.

        As of December 31, 2016, the applicable annual interest rate under the Term Facility was 2.52%, which was based on the 30-day adjusted LIBOR of 0.77% plus the applicable margin..

Covenants

        The Senior Credit Agreement requires us to satisfy a maximum total leverage ratio not to exceed 5.00:1.00 through June 30, 2018 with a step-down to 4.50:1.00 through the remaining term and as calculated on a trailing four quarter basis. We were in compliance with this covenant as of December 31, 2016.

        In addition, the Senior Credit Agreement contains certain customary affirmative and negative covenants, which place limitations on our ability to, among other things, incur debt, create other liens on assets, make investments, sell assets, pay dividends or distributions to stockholders, undertake transactions with affiliates and enter into merger transactions or consolidate with other companies. The Senior Credit Agreement also contains various customary representations and warranties, financial and collateral reporting requirements and other affirmative covenants.

5.5% Senior Notes due 2021

        Effective December 6, 2013 and again on May 12, 2014, we issued in two separate private placements $700.0 million and $400.0 million, respectively, of the 5.5% unsecured senior notes due December 1, 2021 (the "5.5% Senior Notes") with The Bank of New York Mellon Trust Company, N.A., as trustee. The 5.5% Senior Notes mature on December 1, 2021 and bear interest at the rate of 5.5% per year, payable semi-annually on June 1 and December 1. The 5.5% Senior Notes are jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries.

        We may redeem the 5.5% Senior Notes, in whole or in part, at any time on or after December 1, 2016, for a redemption price equal to a percentage of the principal amount of the notes redeemed (plus accrued and unpaid interest, if any, to the date of redemption) based on the following redemption schedule:

December 1, 2016 to November 30, 2017	104.125%
December 1, 2017 to November 30, 2018	102.750%
December 1, 2018 to November 30, 2019	101.375%
December 1, 2019 and thereafter	100.000%

        If we experience a change in control under certain circumstances, we must offer to purchase the 5.5% Senior Notes at a purchase price equal to 101.000% of the principal amount, plus accrued and unpaid interest to the date of purchase.

        The 5.5% Senior Notes contain customary affirmative and negative covenants, which among other things, limit our ability to incur additional debt, create liens, pay dividends, effect transactions with its affiliates, sell assets, pay subordinated debt, merge, consolidate, enter into acquisitions and effect sale leaseback transactions.

5.875% Senior Notes due 2023

        Effective December 4, 2015, we issued in a public offering $500.0 million of 5.875% unsecured senior notes due December 1, 2023 (the "5.875% Senior Notes") with The Bank of New York Mellon Trust Company, N.A., as trustee. The 5.875% Senior Notes bear interest at the rate of 5.875% per year, payable semi-annually on June 1 and December 1. The 5.875% Senior Notes are jointly and severally guaranteed on an unsecured senior basis by certain of our existing and future domestic subsidiaries.

        We may redeem up to 35% of the aggregate principal amount of the 5.875% Senior Notes, at any time before December 1, 2018, with the net cash proceeds of certain equity offerings at a redemption price equal to 105.875% of the principal amount to be redeemed, plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 5.875% Senior Notes remain outstanding immediately after the occurrence of such redemption and such redemption occurs within 180 days of the date of the closing of any such qualified equity offering.

        We may redeem the 5.875% Senior Notes, in whole or in part, at any time prior to December 1, 2018 at a price equal to 100% of the principal amount of the notes redeemed plus an applicable make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. We may redeem the 5.875% Senior Notes, in whole or in part, at any time on or after December 1, 2018, plus accrued and unpaid interest, if any, to the date of redemption plus a redemption price equal to a percentage of the principal amount of the notes redeemed based on the following redemption schedule

December 1, 2018 to November 30, 2019	104.406%
December 1, 2019 to November 30, 2020	102.938%
December 1, 2020 to November 30, 2021	101.469%
December 1, 2021 and thereafter	100.000%

        If we experience a change in control under certain circumstances, we must offer to purchase the notes at a price equal to 101.000% of their principal amount, plus accrued and unpaid interest to the purchase date.

        The 5.875% Senior Notes contain customary affirmative and negative covenants, which among other things, limit our ability to incur additional debt, create liens, pay dividends, effect transactions with our affiliates, sell assets, pay subordinated debt, merge, consolidate, enter into acquisitions and effect sale leaseback transactions.

 THE EXCHANGE OFFER

General

        We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about                    , 2017. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under "—Conditions to the Exchange Offer" below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        In connection with the private offering and sale of the outstanding notes, we and the guarantors of the notes entered into the Registration Rights Agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The following description of the Registration Rights Agreement is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the Registration Rights Agreement. For further information, please refer to the Registration Rights Agreement attached as an exhibit to our Current Report on Form 8-K filed with the SEC on May 26, 2016. We also agreed to use all commercially reasonable efforts to cause the exchange offer to be consummated on the earliest practicable date after the exchange offer registration statement has become effective but in no event later than the 395th day following the issuance date of the outstanding notes. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act, and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the Registration Rights Agreement. $500,000,000 aggregate principal amount of the outstanding notes were issued on May 26, 2016.

        Pursuant to the Registration Rights Agreement and under the circumstances set forth below, we and the guarantors of the notes will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the Registration Rights Agreement and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  •
  if we determine that this exchange offer is not permitted because it would violate any applicable law or applicable interpretations of the staff of the SEC; or

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  if for any other reason the exchange offer is not consummated within 395 days after the issuance date of the outstanding notes; or

  •
  any holder notifies the Company prior to the 20th business day following the consummation of the exchange offer that:

  (A)
  the holder is prohibited by law or SEC policy from participating in the exchange offer

  (B)
  the holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or

  (C)
  such holder is an initial purchaser and holds exchange notes acquired directly from the Company and any if its affiliates.

        If we fail to comply with specified obligations under the Registration Rights Agreement, we will be required to pay special interest to holders of the outstanding notes. These obligations include:

  •
  the obligation to consummate the exchange offer within 395 days after the issuance date of the outstanding notes;

  •
  the obligation to cause a shelf registration statement, if required, to be filed within the applicable timeframes required by the Registration Rights Agreement;

  •
  the obligation to cause a shelf registration statement, if required, to be declared effective within the applicable timeframes required by the Registration Rights Agreement; and

  •
  the obligation to keep the exchange offer registration statement or the shelf registration statement, as the case may be, effective and usable for its intended purpose, during the periods specified in the Registration Rights Agreement.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

  •
  you are not our "affiliate" or an "affiliate" of any guarantor of the notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you will acquire the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes. See "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not our "affiliate" or an "affiliate" of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        If you are our "affiliate," or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no- action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000; provided, that the untendered portion of any outstanding note must be in a minimum denomination of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the Registration Rights Agreement. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see "Description of the Exchange Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $500,000,000 aggregate principal amount of the 5.375% Senior Notes due 2024 is outstanding. This prospectus and the letter of transmittal is being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC.

        Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders' outstanding notes and the Registration Rights Agreement, except we will not have any further obligations to provide for the registration of the outstanding notes under the Registration Rights Agreement.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the Registration Rights Agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on                    , 2017. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

  •
  the exchange offer, or the making of any exchange by a holder, violates any applicable law or interpretation of the SEC;

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution;" and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offer, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent—Notes" prior to the expiration date; or

  •
  comply with DTC' s Automated Tender Offer Program procedures described below.

        In addition, you will comply with either of the following conditions:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date; or

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below including a properly transmitted agent's message prior to the expiration date.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term

"agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our "affiliate" or an "affiliate" of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Other Matters

        New exchange notes will be issued in exchange for outstanding notes accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for (or a timely book-entry confirmation with respect to) your outstanding notes;

  •
  a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of outstanding notes. There will be no guaranteed delivery procedures for the offer. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of outstanding notes will not be considered valid. We reserve the absolute right to reject any or all tenders of outstanding notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of outstanding notes must be cured within the time we determine, unless waived by us. We will not consider the tender of outstanding to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent;" or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon Trust Company, N.A., also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance with respect to exchange offer procedures, and requests for additional copies of this prospectus or of the letters of transmittal to the exchange agent addressed as follows:

By Mail, Hand Delivery or Overnight Courier:
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Issuer & Loan Services / CSD—Reorg
111 Sanders Creek Parkway
East Syracuse, New York 13057
Attn: Adam DeCapio—Processor
(if by mail, registered or certified recommended)

By Facsimile:	To Confirm by Telephone:
732-667-9408	315-414-3360
Attn: Bondholder Communications	Attn: Bondholder Communications

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The Registration Rights Agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize, as appropriate, the expenses of the exchange offer and amortize them over the life of the notes.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange notes will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the applicable offering memorandum distributed in connection with the private offering of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "LifePoint" refers only to LifePoint Health, Inc. and not to any of its subsidiaries.

        LifePoint issued $500.0 million in aggregate principal amount of 5.375% Senior Notes due 2024 (the "outstanding notes") under the indenture dated May 26, 2016, among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "indenture"). The exchange notes will also be issued under the indenture. The exchange notes are part of the same series of notes previously issued under the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "—Concerning the Trustee." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture. The exchange notes will be issued only in fully registered book entry form without coupons only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be issued in the form of global notes, registered in the name of a nominee of DTC, New York, New York as described under "Book Entry Settlement and Clearance.".

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes:

  •
  are senior unsecured obligations of LifePoint;

  •
  are senior in right of payment to all existing and future obligations of LifePoint that are by their terms expressly subordinated or junior in right of payment to the notes;

  •
  are pari passu in right of payment with all existing and future unsubordinated obligations of LifePoint;

  •
  are effectively junior to any of LifePoint's existing and future secured obligations to the extent of the value of the assets securing such obligations, including obligations under the Credit Agreement; and

  •
  are structurally subordinated to all existing and future obligations, including trade payables, of those LifePoint Subsidiaries that will not guarantee the notes.

The Guarantees

        The Guarantors will jointly and severally irrevocably and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of LifePoint under the notes and the indenture, whether for payment of principal of, premium, if any, or interest on the notes, expenses, indemnification or otherwise, on the terms set forth in the indenture by executing the indenture. Each of LifePoint's Domestic Subsidiaries that is a Wholly-Owned Subsidiary, other than any Excluded Subsidiary, and each Domestic Subsidiary that is a non-Wholly-Owned Subsidiary if such non-Wholly-Owned Subsidiary guarantees Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor will, subject to certain exceptions, guarantee the notes.

        Each guarantee of the notes:

  •
  is a senior unsecured obligation of the Guarantor;

  •
  is senior in right of payment to all existing and future obligations of that Guarantor that are expressly subordinated to its guarantee;

  •
  is pari passu in right of payment with all existing and future unsubordinated obligations of that Guarantor; and

  •
  is effectively junior to any existing and future secured obligations of that Guarantor to the extent of the value of the assets securing such obligations, including obligations under the Credit Agreement.

        As of December 31, 2016, LifePoint and the Guarantors had approximately $2,839.7 million of unsubordinated Indebtedness, excluding unamortized debt issuance costs and premium, $739.7 million of which was secured and would effectively rank senior to the notes and the Guarantees to the extent of the value of the collateral securing such Indebtedness; in addition, we would have had the ability to borrow an additional $579.3 million under our Credit Agreement, which represents $600.0 million available under our revolving credit facility thereunder, net of outstanding letters of credit of $20.7 million, but excluding amounts available under the uncommitted accordion features of our Credit Agreement.

        Not all of LifePoint's Subsidiaries will guarantee the notes. In particular, our Domestic Subsidiaries which are non-Wholly Owned Subsidiaries and which do not guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor, and certain Wholly Owned Subsidiaries that are Excluded Subsidiaries, will not guarantee the notes. See "Risk Factors—Risks relating to our indebtedness and this offering—The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries and effectively subordinated to our secured obligations."

        In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to LifePoint. As of December 31, 2016, the non-guarantor Subsidiaries had total liabilities, including trade payables and excluding intercompany liabilities, of approximately $472.9 million. The non-guarantor Subsidiaries accounted for $2,801.3 million, or 44.0%, of our total revenues for the year ended December 31, 2016 and $2,147.0 million, or 34.0%, of our total assets and $472.9 million, or 11.9%, of our total liabilities (excluding intercompany liabilities) as of December 31, 2016.

Principal, Maturity and Interest

        LifePoint will issue the exchange notes in an aggregate principal amount of $500 million. LifePoint may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes of the same series subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. LifePoint will issue notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on May 1, 2024.

        Interest on the notes will accrue at the rate of 5.375% per annum. Interest on the notes will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2016.

LifePoint will make each interest payment to the Holders of record at the close of business on the immediately preceding April 15 and October 15 (whether or not a business day).

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid or duly provided for from the date it was most recently paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to LifePoint and the trustee at least 15 days prior to the applicable payment date, all principal, interest and premium on that Holder's notes will be paid in accordance with those instructions, subject to surrender of the note in the case of payment of principal and premium. All payments of interest on certificated notes will be made at the office or agency of the paying agent and registrar unless LifePoint elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. LifePoint will pay principal of, and premium (if any) and interest (including additional interest, if any) on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Note.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. LifePoint may change the paying agent or registrar without prior notice to the Holders of the notes, and LifePoint or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. LifePoint is not required to transfer or exchange any note selected for redemption. Also, LifePoint is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The Subsidiary Guarantees will be full and unconditional, and joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be a senior unsecured obligation of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and depending on the amount of such indebtedness, a Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors—Risks relating to our indebtedness and this offering—Your ability to enforce the guarantees of the notes may be limited."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than LifePoint or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  subject to the provisions of the following paragraph, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form satisfactory to the trustee.

        The Subsidiary Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with the first paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  in connection with any sale of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if as a result of such sale such Guarantor ceases to be a Subsidiary of LifePoint and the sale complies with the first paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales";

  (3)
  if LifePoint (i) designates such Guarantor to be an Unrestricted Subsidiary or (ii) designates such Guarantor to be an Excluded Subsidiary, in each case in accordance with the requirements of the indenture;

  (4)
  if such Guarantor is or becomes a non-Wholly-Owned Subsidiary and does not then guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor;

  (5)
  if such Guarantor is otherwise no longer obligated to provide a Subsidiary Guarantee pursuant to the indenture;

  (6)
  upon LifePoint's exercise of its legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" below or if LifePoint's obligations under the indenture and notes are discharged in accordance with the terms of the indenture; or

  (7)
  pursuant to the covenant described below under the caption "—Certain Covenants—Covenant Suspension."

Optional Redemption

        At any time prior to May 1, 2019, LifePoint may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) at a redemption price of 105.375% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of such notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by LifePoint and its Subsidiaries); and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to May 1, 2019, LifePoint may redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the redemption date.

        Except pursuant to the preceding two paragraphs, the notes will not be redeemable at LifePoint's option prior to May 1, 2019. On or after May 1, 2019, LifePoint may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below.

Period	Redemption Price
2019	104.031%
2020	102.688%
2021	101.344%
2022 and thereafter	100.000%

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," LifePoint is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of control

        If a Change of Control occurs, unless LifePoint has exercised its right to redeem all of the notes as described above under "—Optional Redemption" by giving notice of such redemption to the holders of the notes, each Holder of notes will have the right to require LifePoint to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unrepurchased portion of a note must be in a minimum denomination of $2,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, LifePoint will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to (but not including) the date of purchase. Within 30 days following any Change of Control, LifePoint will mail a notice to each Holder stating the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. LifePoint will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, LifePoint will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, LifePoint will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by LifePoint.

        The paying agent will promptly deliver to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. LifePoint will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described above that require LifePoint to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.

        LifePoint will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by LifePoint and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Any Change of Control Offer may be made in advance of, and conditioned on the consummation of, such Change of Control.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of LifePoint and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require LifePoint to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of LifePoint and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of LifePoint and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between us and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain other transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us.

        The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the consent of the holders of a majority in principal amount of the notes.

Asset Sales

        LifePoint will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  LifePoint (or a Restricted Subsidiary) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by LifePoint's Board of Directors and evidenced by a resolution of the Board of Directors; and

  (3)
  at least 75% of the consideration received in the Asset Sale by LifePoint or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on LifePoint's or any Restricted Subsidiary's most recent balance sheet, of LifePoint or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and from which LifePoint or such Restricted Subsidiary is released from further liability;

  (b)
  any securities, notes or other obligations received by LifePoint or any such Restricted Subsidiary from such transferee that are converted by LifePoint or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion; and

  (c)
  any Designated Non-cash Consideration received by LifePoint or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $100 million and 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, LifePoint or a Restricted Subsidiary may apply those Net Proceeds at its option:

  (1)
  to repay, prepay, redeem or purchase (x) Indebtedness of LifePoint or any Guarantor that is not Subordinated Indebtedness or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3)
  to make a capital expenditure;

  (4)
  to acquire Replacement Assets; or

  (5)
  to acquire other long-term assets that are used or useful in a Permitted Business.

        LifePoint or the Restricted Subsidiary will be deemed to have complied with the immediately preceding sentence with respect to any such Net Proceeds if it enters into a binding agreement to make an acquisition or capital expenditure permitted pursuant to clause (2), (3), (4) or (5) of the immediately preceding sentence in an amount equal to such Net Proceeds within such 365 days; provided that, if the relevant acquisition or capital expenditure is not consummated or completed, as the case may be, within the later of (x) 365 days after the receipt of the relevant Net Proceeds and (y) 180 days after the date of such binding agreement, such Net Proceeds will constitute "Excess

Proceeds." Pending the final application of any Net Proceeds, LifePoint or the Restricted Subsidiary may temporarily invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $75 million, LifePoint will make an offer (an "Asset Sale Offer") to all Holders of notes (and, at the option of LifePoint, to holders of any other Indebtedness of LifePoint or any Guarantor that is not Subordinated Indebtedness and/or any Indebtedness of any Restricted Subsidiary of LifePoint (collectively, "other indebtedness")) to purchase the maximum principal amount of notes (and such other Indebtedness), in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof; provided that the unrepurchased portion of a note must be in a minimum denomination of $2,000, out of the Excess Proceeds at a purchase price of 100% of their principal amount (or, in the event such other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that the aggregate amount of notes (and such other Indebtedness) tendered pursuant to such an offer is less than the Excess Proceeds, LifePoint may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes (and such other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased in the manner described in the indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        LifePoint will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, LifePoint will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate, provided, that with respect to notes held in the form of Global Notes, the selection of such notes for redemption shall be made in accordance with the procedures of DTC.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be conditional upon the occurrence of certain events, including equity offerings.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Covenant Suspension

        From and after the first date on which both (a) the notes are rated Investment Grade by each of Moody's Investor Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P" and together with Moody's the "Rating Agencies") and (b) there shall not exist a Default or Event of Default under the indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a "Covenant Suspension Event"), LifePoint and the Restricted Subsidiaries will no longer be subject to the covenants described under the captions "—Repurchase at the Option of Holders—Asset Sales," "—Restricted Payments," "—Incurrence of Indebtedness and Issuance of Preferred Stock," "—Liens," "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "—Limitation on Sale and Leaseback Transactions," clause (4) of the first paragraph under "—Merger, Consolidation or Sale of Assets," "—Transactions with Affiliates" and "—Additional Subsidiary Guarantees" (collectively, the "Suspended Covenants"); provided that, during the Suspension Period (as defined below), LifePoint and its Restricted Subsidiaries will be subject to the covenant described below under the caption "—Limitation on Secured Indebtedness." Upon the occurrence of a Covenant Suspension Event (the "Suspension Date"), the Subsidiary Guarantees of each of the Guarantors will be automatically released.

        In the event that LifePoint and the Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade rating or downgrade the rating assigned to the notes below an Investment Grade rating then, following the Reversion Date, LifePoint and the Restricted Subsidiaries will again be subject to the Suspended Covenants under the indenture and all required Subsidiary Guarantees will be reinstated and issued. Following the Reversion Date, LifePoint and its Restricted Subsidiaries will not be subject to the covenant described below under the caption "—Limitation on Secured Indebtedness."

        The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by LifePoint or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the indenture with respect to notes. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under the caption "—Restricted Payments" will be made as though such covenant had been in effect since the Issue Date and during the Suspension Period. For purposes of the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (2) of the second paragraph of such covenant. For purposes of the "—Liens" covenant, on the Reversion Date, any Lien securing Indebtedness, which Lien was permitted by the "—Limitation on Secured Indebtedness" covenant and did not require that a Lien be created for the benefit of note Holders pursuant to the requirements of the "—Limitation on Secured Indebtedness" covenant, shall be deemed to have been outstanding on the Issue Date so that it is classified as permitted under clause (5) of the definition of "Permitted Lien." For purposes of the "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (1), (2) or (3) of the first paragraph thereof created, otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (1) of the second paragraph of such covenant. For purposes of the "—Transactions with Affiliates" covenant, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph of such covenant.

        In the event Moody's or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by LifePoint with notice to the trustee and the foregoing provisions will apply to the rating issued by the replacement rating agency.

Limitation on Secured Indebtedness

        During any Suspension Period, LifePoint will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary without making effective provisions whereby LifePoint or such Restricted Subsidiary, as the case may be, will secure the notes equally and ratably with (or, if the Indebtedness to be secured by such Lien is subordinated in right of payment to the notes, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by all such Liens (excluding any Permitted Lien) would not exceed 5% of Total Assets. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Restricted Payments

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of LifePoint's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving LifePoint or any of its Restricted Subsidiaries) or to the direct or indirect holders of LifePoint's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of LifePoint or to LifePoint or a Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving LifePoint) any Equity Interests of LifePoint (other than Equity Interests held by a Restricted Subsidiary);

  (3)
  make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than Subordinated Indebtedness held by LifePoint or a Restricted Subsidiary), except a payment of interest or principal at the Stated Maturity thereof or the purchase, redemption, defeasance, acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  LifePoint would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by LifePoint and its Restricted Subsidiaries after June 30, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15), (16), (17) and (18) of the next succeeding paragraph) is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of LifePoint for the period (taken as one accounting period) from June 30, 2010 to the end of LifePoint's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds received by LifePoint and the fair market value, as determined in good faith by the Board of Directors of LifePoint, of other property received by LifePoint, since June 30, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests of LifePoint (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests of LifePoint (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary), plus

  (c)
  an amount equal to the aggregate amount received by LifePoint or its Restricted Subsidiaries after June 30, 2010 resulting from repurchases, repayments or redemptions of Investments (other than Permitted Investments) made by LifePoint or any Restricted Subsidiary in any Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by LifePoint or any Restricted Subsidiary, plus

  (d)
  an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to LifePoint or any Restricted Subsidiary from Unrestricted Subsidiaries, plus (y) the portion (proportionate to LifePoint's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, in each case since June 30, 2010 (provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made since June 30, 2010 by LifePoint or any Restricted Subsidiary that were treated as Restricted Payments, and provided, further, that no amount will be included under this clause (d) to the extent it is already included in clauses (a), (b) or (c) above).

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of LifePoint or any Restricted Subsidiary or of any Equity Interests of LifePoint in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of LifePoint (other than Disqualified Stock);

  (3)
  the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of LifePoint or any Restricted Subsidiary by exchange for or with cash (including the net cash proceeds from an incurrence of (a) Subordinated Indebtedness permitted to be incurred pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) any other Indebtedness) to the extent that the Consolidated Senior Leverage Ratio for LifePoint's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness other than Subordinated Indebtedness is incurred is less than 4.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period;

  (4)
  the payment of any dividend or similar distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of LifePoint or any Restricted Subsidiary held by any present or former officer, director, consultant or employee of LifePoint or any Subsidiary of LifePoint (or permitted transferees) in connection with any management equity subscription agreement, any compensation, retirement, disability, severance or benefit plan or agreement, any stock option or incentive plan or agreement, any employment agreement or any other similar plans or agreements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $30 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of LifePoint to any future, present or former employees, directors or consultants of LifePoint or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

  (b)
  the cash proceeds of key man life insurance policies received by LifePoint or the Restricted Subsidiaries after the Issue Date; less

  (c)
  the amount of any Restricted Payments previously made with the cash proceeds described in subclauses (a) and (b) of this clause (5);

    provided that cancellation of Indebtedness owing to LifePoint or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of LifePoint (or any permitted transferee thereof), or any Restricted Subsidiary in connection with a repurchase of Equity Interests of LifePoint will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights or the lapsing of restrictions on restricted stock, to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights or the withholding taxes payable in connection with such stock options, stock appreciation rights or restricted stock;

  (7)
  the repurchase of any class of Capital Stock of a Restricted Subsidiary (other than Disqualified Stock) if such repurchase is made pro rata among all holders of such class of Capital Stock;

  (8)
  the payment of any dividend or similar distribution, and any repayment of the stated amount, liquidation preference or any similar amount at final maturity or on any redemption or repurchase date, in respect of any series of preferred stock or similar securities of LifePoint or any Restricted Subsidiary (including Disqualified Stock), provided that such series of preferred stock or similar securities was issued in compliance with the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

  (9)
  payments in lieu of fractional shares;

  (10)
  the purchase of any Indebtedness that is subordinate to the notes at a purchase price no greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to those described under the caption "—Repurchase at the Option of Holders—Change of control"; provided that prior to or simultaneously with such purchase LifePoint has made the Change of Control Offer as provided in such section and has purchased all notes validly tendered for payment in connection with such Change of Control Offer;

  (11)
  payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger, consolidation or disposition in accordance with the terms of the indenture;

  (12)
  the purchase, redemption, cancellation or other retirement for a nominal value per right of any rights granted to holders of LifePoint common stock pursuant to a shareholder rights plan;

  (13)
  the repurchase, redemption or other acquisition of Disqualified Stock of LifePoint or any of its Restricted Subsidiaries in exchange for or out of the proceeds of a substantially concurrent offering of, Disqualified Stock of LifePoint;

  (14)
  the repurchase of Equity Interests of LifePoint in an aggregate amount after the Issue Date not to exceed $550 million;

  (15)
  the purchase of any Subordinated Indebtedness from Net Proceeds to the extent permitted by the provisions under "—Repurchase at the Option of Holders—Asset Sales;"

  (16)
  the payment by LifePoint of dividends on its common stock in an aggregate annual amount of $25 million;

  (17)
  additional Restricted Payments pursuant to this clause (17) in an aggregate amount after the Issue Date not to exceed the greater of $325 million and 6.0% of Total Assets at the time of such Restricted Payment (with each such Restricted Payment being valued as of the date made and without regard to subsequent changes in value); and

  (18)
  any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 2.5 to 1.00;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under subclause (b) of clause (3) and clauses (17) and (18) above, no Default has occurred and is continuing or would be caused thereby.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by LifePoint or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of LifePoint in good faith, whose determination with respect thereto will be conclusive.

        For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, LifePoint will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

        As of the Issue Date, LifePoint would have been able to make approximately $550 million of Restricted Payments under the provisions of the indenture described in the first paragraph above.

Incurrence of Indebtedness and Issuance of Preferred Stock

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and LifePoint will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that LifePoint and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and LifePoint may issue Disqualified Stock and any Restricted Subsidiary may issue preferred stock (including Disqualified Stock) if the Fixed Charge Coverage Ratio for LifePoint's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the following (collectively, "Permitted Debt"):

  (1)
  the incurrence by LifePoint and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of LifePoint and its Restricted Subsidiaries thereunder) not to exceed $2,000 million;

  (2)
  Existing Indebtedness;

  (3)
  the incurrence by LifePoint and the Guarantors of Indebtedness represented by (a) the notes and the related Subsidiary Guarantees to be issued on the Issue Date and (b) the Exchange Notes and the Exchange Subsidiary Guarantees to be issued pursuant to the indenture in exchange for the notes and the Subsidiary Guarantees in accordance with the terms of the Registration Rights Agreement;

  (4)
  the incurrence by LifePoint or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of LifePoint or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $250 million and 5.0% of Total Assets at any time outstanding;

  (5)
  the incurrence by LifePoint or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, or refund Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (12), (13), (15), (26) or this clause (5) of this paragraph;

  (6)
  the incurrence by LifePoint or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of Disqualified Stock or Preferred Stock between or among LifePoint and any of its Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, Disqualified Stock or Preferred Stock being held by a Person other than LifePoint or a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness, Disqualified Stock or Preferred Stock to a Person that is not either LifePoint or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or Preferred Stock by LifePoint or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by LifePoint or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding or (b) exchange rate risk with respect to obligations under any agreement or Indebtedness, or with respect to any asset, of such Person that is payable or denominated in a currency other than U.S. Dollars;

  (8)
  the guarantee by LifePoint or any of the Restricted Subsidiaries of Indebtedness of LifePoint or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

  (9)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock (including Disqualified Stock) in the form of additional shares of the same class of preferred stock (including Disqualified Stock) will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock (including Disqualified Stock) for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of LifePoint as accrued;

  (10)
  Indebtedness of LifePoint or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets which are contingent on the performance of the assets acquired or disposed of;

  (11)
  Indebtedness represented by (a) letters of credit for the account of LifePoint or any Restricted Subsidiary or (b) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or other similar requirements in the ordinary course of business;

  (12)
  the incurrence by LifePoint or any Restricted Subsidiary of Indebtedness to the extent the proceeds thereof are used to purchase notes pursuant to a Change of Control Offer or to defease or discharge notes in accordance with the terms of the indenture;

  (13)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

  (14)
  Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

  (15)
  Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations in supply agreements, in each case in the ordinary course of business;

  (16)
  Indebtedness of LifePoint and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Stock of officers, employees or directors (or their estates) of LifePoint or such Subsidiaries pursuant to the terms of employment, severance or termination agreements, benefit plans or similar documents;

  (17)
  Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is not recourse with respect to LifePoint and its Restricted Subsidiaries; provided, however, that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness becomes recourse to LifePoint or any of its Restricted Subsidiaries, such Indebtedness will, in each case, be deemed to be, and must be classified by LifePoint as, incurred at such time (or at the time initially incurred) under one more of the other provisions of this covenant;

  (18)
  the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

  (19)
  unsecured Indebtedness in respect of obligations of LifePoint or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business;

  (20)
  Indebtedness representing deferred compensation to employees of LifePoint or any of its Restricted Subsidiaries incurred in the ordinary course of business;

  (21)
  reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of LifePoint in respect of letters of credit issued by LifePoint for its own account or for the account of any of its Restricted Subsidiaries;

  (22)
  Indebtedness arising from any Sale and Leaseback Transaction; provided that the principal amount of any Indebtedness incurred pursuant to this clause may not exceed (a) $50 million;

  (23)
  Physician Support Obligations incurred by LifePoint or any Restricted Subsidiary;

  (24)
  Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of Permitted Joint Ventures of LifePoint or any Restricted Subsidiary not in excess the greater of $50 million and 1.0% of Total Assets at any one time outstanding;

  (25)
  the incurrence by LifePoint or any of its Restricted Subsidiaries of additional Indebtedness (which may include, but is not limited to, Indebtedness of the types referred to in the foregoing clauses (1) through (24) and clause (26)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (25), not to exceed the greater of $300 million and 6.0% of Total Assets;

  (26)
  Indebtedness of (x) LifePoint or a Restricted Subsidiary incurred to finance an acquisition or (y) a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by LifePoint or otherwise became a Restricted Subsidiary; provided that after giving effect thereto, (a) LifePoint would be permitted to incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in the first paragraph above, or (b) the Fixed Charge Coverage Ratio would be no worse than immediately prior thereto; provided, however, that up to $100 million in aggregate principal amount of any such Indebtedness may be incurred and outstanding at any time without regard to the previous proviso; and

  (27)
  Indebtedness of a Restricted Subsidiary borrowed from a NMTC Special Purpose Entity in connection with the New Markets Tax Credit program, the funds for which were loaned to the NMTC Special Purpose Entity by the Company or a Restricted Subsidiary.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant:

  (1)
  in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (26) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, LifePoint will be permitted to classify and reclassify such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt"; and

  (2)
  at the time of incurrence, LifePoint will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above (or any portion thereof) without giving pro forma effect to the Indebtedness incurred on such date pursuant to the second paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to the first paragraph above (or any portion thereof).

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any Indebtedness solely as a result of fluctuations in exchange rates or currency values.

        Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

Liens

        LifePoint will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness secured by any Lien (other than a Permitted Lien) on any property or asset now owned or hereafter acquired by LifePoint or such Restricted Subsidiary without making effective provision whereby any and all notes then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all other obligations thereby secured for so long as any such obligations shall be so secured. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to LifePoint or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to LifePoint or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to LifePoint or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to LifePoint or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and Credit Facilities or other agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

  (2)
  the indenture, the notes, the Subsidiary Guarantees, the Exchange Notes and the Exchange Subsidiary Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person, or such encumbrances or restrictions with respect to other property or assets, in any case acquired by LifePoint or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such encumbrances or restrictions relate to Indebtedness was incurred in connection with or in contemplation of such acquisition), provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred, and any amendments, modifications, restatements, supplements, renewals, replacements or refinancings thereof that are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions, than those contained in such instruments, encumbrances or restrictions;

  (5)
  customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

  (6)
  purchase money obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions on that property or the assets otherwise subject thereto of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary or any assets thereof that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens";

  (10)
  any encumbrance or restriction pursuant to customary provisions in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  restrictions imposed in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such restrictions do not materially adversely affect LifePoint's ability to pay interest and principal on the notes when due;

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or imposed by governmental agencies or authorities;

  (13)
  in the case of clause (3) of the preceding paragraph, encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to Indebtedness and that do not materially detract from the value of the property or assets of LifePoint and its Restricted Subsidiaries;

  (14)
  encumbrances or restrictions contained in the terms of Indebtedness if the encumbrance or restriction is not materially more disadvantageous to Holders than is customary in comparable financings and will not materially affect LifePoint's ability to make principal or interest payments on the notes (in each case determined by LifePoint in good faith); and

  (15)
  agreements with respect to Insurance Subsidiaries or with respect to securities thereof, in each case in connection with the operation of any Insurance Subsidiary.

Limitation on Sale and Leaseback Transactions

        LifePoint will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless LifePoint or the Restricted Subsidiary would be entitled to:

  (1)
  incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (2)
  create a Lien on such property securing such Attributable Debt pursuant to the covenant described above under the caption "—Liens";

in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions.

Merger, Consolidation or Sale of Assets

        LifePoint may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not LifePoint is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of LifePoint and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) LifePoint is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than LifePoint) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than LifePoint) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of LifePoint under the notes and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of LifePoint or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

  (4)
  except in the case of a transaction entered into to reincorporate LifePoint in another jurisdiction, LifePoint or the Person formed by or surviving any such consolidation or merger (if other than LifePoint), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have a Fixed Charge Coverage Ratio that is no worse than the Fixed Charge Coverage Ratio of LifePoint for such applicable four-quarter period without giving pro forma effect to such transactions and the related financing transactions.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among LifePoint and any of the Guarantors.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer, lease or other disposition of all or substantially all of the properties or assets of LifePoint and its Restricted Subsidiaries, taken as a whole, in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which LifePoint is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, LifePoint under the indenture with the same effect as if such successor had been named as LifePoint therein. When a successor assumes all the obligations of its predecessor under the indenture and the notes following a consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition (except a lease) of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of LifePoint may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by LifePoint and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by LifePoint. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of LifePoint may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. As of the Issue Date, our Subsidiary, Life Indemnity, LTD, is our only Unrestricted Subsidiary.

Transactions with Affiliates

        LifePoint will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to LifePoint or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by LifePoint or such Restricted Subsidiary with an unrelated Person; and

  (2)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million LifePoint delivers to the trustee a resolution of LifePoint's Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of LifePoint's Board of Directors, or an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation, retirement, disability, severance or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

  (2)
  performance of all agreements in existence on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to LifePoint or any of its Restricted Subsidiaries than the original agreement in effect on the Issue Date;

  (3)
  transactions in connection with a financing transaction involving a sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing) or in connection with a financing involving a subsidiary trust or similar financing vehicle that is permitted by the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  transactions in the ordinary course of business with any joint venture that is otherwise permitted by the indenture; provided that such joint venture is between and among LifePoint and/or any of its Subsidiaries on the one hand and third parties that are not otherwise Affiliates of LifePoint on the other hand;

  (5)
  transactions between or among LifePoint and/or its Restricted Subsidiaries;

  (6)
  transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of LifePoint solely because LifePoint or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

  (7)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of LifePoint and the granting of registration and other customary rights in connection therewith;

  (8)
  Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

  (9)
  transactions complying with the covenant described above under the caption "—Merger, Consolidation or Sale of Assets";

  (10)
  pledges of Equity Interests of Unrestricted Subsidiaries;

  (11)
  any transaction effected as part of a Qualified Securitization Financing;

  (12)
  any transaction with an Insurance Subsidiary in the ordinary course of business; and

  (13)
  transactions with customers, clients, suppliers, or purchasers or seller of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to LifePoint or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of LifePoint, or are no less favorable to LifePoint and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a person who was not an Affiliate.

Additional Subsidiary Guarantees

        If LifePoint or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly-Owned Subsidiary after the Issue Date, other than an Excluded Subsidiary, then that newly acquired or created Domestic Subsidiary that is a Wholly-Owned Subsidiary will become a Guarantor and execute and deliver a supplemental indenture and deliver an opinion of counsel in form satisfactory to the trustee as promptly as possible after the end of the fiscal quarter in which it was acquired or created.

        LifePoint will not permit any Domestic Subsidiary that is a non-Wholly-Owned Subsidiary to guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor unless such Restricted Subsidiary executes and delivers a supplemental indenture and delivers an opinion of counsel in form satisfactory to the trustee as promptly as possible after the end of the fiscal quarter in which it guarantees such Indebtedness providing for a Guarantee by such Restricted Subsidiary:

  (a)
  if the notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the notes are subordinated to such Indebtedness; and

  (b)
  if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the notes;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        Any such Guarantee shall be released as provided under the section entitled "—Subsidiary Guarantees".

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, LifePoint will furnish to the Holders of notes and the trustee and file with the Commission (unless the Commission will not accept such filing), within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if LifePoint were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by LifePoint's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if LifePoint were required to file such reports;

provided that any information in clauses (1) and (2) above that is accepted for filing with the Commission shall be deemed to have been furnished to Holders of the notes and the trustee.

Events of Default and Remedies

        Each of the following is an Event of Default with respect to the notes:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes (including the failure to repurchase notes pursuant to a Change of Control Offer or Asset Sale Offer);

  (3)
  failure by LifePoint, any Guarantor or any Significant Subsidiary to comply with the covenants described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by LifePoint, any Guarantor or any Significant Subsidiary for 60 days after notice to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by LifePoint, any Guarantor or any Significant Subsidiary (or the payment of which is guaranteed by LifePoint, any Guarantor or any Significant Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

  (6)
  failure by LifePoint, any Guarantor or any Significant Subsidiary to pay final, non-appealable judgments aggregating in excess of $100 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture, any Subsidiary Guarantee of a Significant Subsidiary of notes shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a

    Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee for the notes; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to LifePoint or any of its Restricted Subsidiaries that is a Significant Subsidiary.

        A Default under clause (4) is not an Event of Default in respect of the notes until the trustee or the Holders of at least 25% in principal amount of the notes then outstanding notify LifePoint and the trustee (in the case of a notice given by holders) of the Default and LifePoint does not cure such default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to LifePoint, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

        LifePoint is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, LifePoint is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of LifePoint or any Guarantor, as such, will have any liability for any obligations of LifePoint or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        LifePoint may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on, such notes when such payments are due from the trust referred to below;

  (2)
  LifePoint's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and LifePoint's and the Guarantor's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, LifePoint may, at its option and at any time, elect to have the obligations of LifePoint and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs in respect of the notes, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to LifePoint) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  LifePoint must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars sufficient, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and non-callable Government Securities, the scheduled payments of principal of and interest on which will together with such cash be sufficient, without consideration of any reinvestment of interest, to pay the principal of, or interest and premium on, the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and LifePoint must specify whether such notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, LifePoint has delivered to the trustee an opinion of counsel in form reasonably acceptable to the trustee confirming that (a) LifePoint has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, LifePoint has delivered to the trustee an opinion of counsel in form reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which LifePoint or any of its Subsidiaries is a party or by which LifePoint or any of its Subsidiaries is bound;

  (6)
  LifePoint must deliver to the trustee an officers' certificate stating that the deposit was not made by LifePoint with the intent of preferring the Holders of notes over the other creditors of LifePoint with the intent of defeating, hindering, delaying or defrauding creditors of LifePoint or others; and

  (7)
  LifePoint must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with or waived.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date or on a redemption date within one year (in the case of a redemption) under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of LifePoint.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders" and other than notice provisions with respect to any optional redemption by LifePoint);

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default in respect of the notes that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium on, the notes;

  (7)
  after the date of an event giving rise to a redemption, waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, LifePoint, the Guarantors, if applicable, and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of LifePoint's or a Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of LifePoint's or a Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes;

  (7)
  to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

  (8)
  to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the Holders of notes as additional security for the payment and performance of LifePoint's or a Guarantor's obligations;

  (9)
  to release a Guarantor from its Subsidiary Guarantee pursuant to the terms of the indenture when permitted or required pursuant to the terms of the indenture; or

  (10)
  to conform the text of the indenture, the notes or the Subsidiary Guarantees to any provision of this Description of the Exchange Notes to the extent that such provision in this Description of the Exchange Notes was intended to be a substantially verbatim recitation of a provision of the indenture, the notes or the Subsidiary Guarantees.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to LifePoint, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and LifePoint or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders of notes, cash in U.S. dollars, non-callable Government Securities, the scheduled payments of principal of and interest on which will be sufficient, or a combination of cash in U.S. dollars and noncallable Government Securities, the scheduled payments of principal of and interest on which will, together with such cash, be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  LifePoint or any Guarantor has paid or caused to be paid all sums payable by it under the indenture with respect to the notes; and

  (3)
  LifePoint has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, LifePoint must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

Concerning the Trustee

        If the trustee becomes a creditor of LifePoint or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

        Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to LifePoint Health, Inc., 330 Seven Springs Way, Brentwood, Tennessee 37027, Attention: Investor Relations.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Redemption Premium" means, with respect to any note on any redemption date, the excess of

  (1)
  the present value at such redemption date of the redemption price of such note if such note were redeemed on May 1, 2018 plus all required interest payments due on such note through May 1, 2018 (not including any portion of such payments of interest accrued to the redemption date) computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

  (2)
  the then-outstanding principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition by LifePoint or any of its Restricted Subsidiaries of any assets, other than sales of products and services in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of LifePoint and its Restricted Subsidiaries taken as a whole will be governed by the covenant described above under the caption "—Repurchase at the Option of Holders—Change of control" and/or the covenant described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests (other than directors' qualifying shares) by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value of less than $75 million;

  (2)
  a transfer of assets between or among LifePoint and one or more Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to LifePoint or to another Restricted Subsidiary;

  (4)
  the sale, lease, assignment, sublease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment (or Payment that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

  (7)
  a sale or other disposition of accounts receivable and related assets in connection with a financing transaction involving such assets (including, without limitation, in connection with a securitization or similar financing);

  (8)
  any disposition of property in the ordinary course of business by LifePoint or any Restricted Subsidiary that, in the good faith judgment of management of LifePoint, has become obsolete, worn out, damaged or no longer useful in the conduct of the business of LifePoint or the Restricted Subsidiaries;

  (9)
  any Asset Swap;

  (10)
  any sale of securities constituting Equity Interests that are issued by a subsidiary trust or other financing vehicle in a transaction permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (11)
  the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

  (12)
  licenses and sublicenses by LifePoint or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business or consistent with past practice;

  (13)
  a Sale and Leaseback Transaction; provided that at least 75% of the consideration paid to LifePoint or the Restricted Subsidiary for such Sale and Leaseback Transaction consists of cash received at closing;

  (14)
  the sale, transfer or other disposition of Hedging Obligations incurred pursuant to the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (15)
  the creation of any Permitted Lien and dispositions in connection with Permitted Liens;

  (16)
  dispositions of assets resulting from the assertion by federal, state or local governmental authorities (or similarly empowered Persons) of rights of eminent domain, condemnation or expropriation or similar rights;

  (17)
  long-term leases of Hospitals to another Person; provided that the aggregate book value of all such properties subject to such leases does not exceed 10% of the Total Assets of LifePoint;

  (18)
  sales of assets received by LifePoint or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

  (19)
  the disposition of Receivables and Related Assets in a Qualified Securitization Transaction; and

  (20)
  the disposition of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary.

        "Asset Sale Offer" has the meaning set forth in the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Asset Swap" means an exchange by LifePoint or any Restricted Subsidiary of property or assets for property or assets of another Person; provided that (i) LifePoint or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of LifePoint's Board of Directors), and (ii) at least 75% of the consideration received in such exchange constitutes assets or other property of a kind usable by LifePoint and its Restricted Subsidiaries in a Permitted Business; provided, further, that any cash and Cash Equivalents received by LifePoint or any of its Restricted Subsidiaries in connection with such an exchange shall constitute Net Proceeds subject to the provisions under "Repurchase at the Option of Holders—Asset Sales."

        "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

  (2)
  with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  Securities constituting direct obligations of the United States or any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

  (3)
  securities constituting direct obligations of any State or municipality within the United States maturing in three years or less form the date of acquisition thereof which, in any such case, at the time of acquisition by LifePoint or any Restricted Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by S&P or Moody's or any other United States nationally recognized credit rating agency of similar standing;

  (4)
  certificates of deposit with a maturity of one year or less or bankers' acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $500 million and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by S&P;

  (5)
  eurodollar time deposits with maturities of one year or less and overnight bank deposits with any bank or trust company having capital, surplus and undivided profits aggregating at least $500 million and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by S&P;

  (6)
  repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in such clauses above;

  (7)
  commercial paper maturing in 365 days or less from the date of issuance which, at the time of acquisition by LifePoint or any Restricted Subsidiary, is accorded a rating of "A2" or better by S&P or "P2" or better by Moody's or any other United States nationally recognized credit rating agency of similar standing; and

  (8)
  any fund or other pooling arrangement at least 95% of the assets of which constitute Investments described in clauses (1) through (7) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of LifePoint and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of LifePoint; or

  (3)
  LifePoint becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of LifePoint, measured by voting power rather than number of shares.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

        "Consolidated Assets" of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis at such date, as determined in accordance with GAAP.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary, unusual or non-recurring loss, expense or charge plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without regard to the dollar limitation in the definition thereof), to the extent such losses, expenses or charges were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  severance payments, other employee termination benefits or relocation costs, expenses or charges, non-cash stock-based compensation expense, and net income attributable to non-controlling interests in LifePoint's non-wholly-owned Subsidiaries; minus

  (6)
  any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 "Accounting for Convertible Debt Instruments"; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of LifePoint only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to LifePoint by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  for purposes of the covenant described above under the caption "—Certain Covenants—Restricted Payments", the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

  (4)
  the cumulative effect of a change in accounting principles will be excluded.

        "Consolidated Secured Debt Ratio" as of the date of any event for which a calculation is required (the "date of determination") means the ratio of (a) (i) the aggregate amount of all Indebtedness of LifePoint and its Restricted Subsidiaries that is secured by Liens as of the date of determination minus (ii) the unrestricted cash and Cash Equivalents of LifePoint and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (b) the Consolidated Cash Flow of LifePoint for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of

"Fixed Charge Coverage Ratio"; provided that LifePoint may elect pursuant to an officers' certificate delivered to the trustee to treat all or any portion of the commitment (such amount elected, the "Elected Amount") under such Indebtedness secured by Liens as being incurred at such time, in which case (i) any subsequent incurrence of such Indebtedness secured by Liens under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time and (ii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio at any time during which such commitment remains effective, the Elected Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding.

        "Consolidated Senior Leverage Ratio" means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness (other than Subordinated Indebtedness) of LifePoint and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of LifePoint and its Restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of LifePoint for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Total Leverage Ratio" means, as of the date of determination, the ratio (x) of (i) the aggregate amount of all Indebtedness of LifePoint and its Restricted Subsidiaries and preferred stock of Restricted Subsidiaries that are not Guarantors as of the date of the determination minus (ii) the unrestricted cash and Cash Equivalents of LifePoint and its restricted Subsidiaries on a Consolidated basis as of the date of determination to (y) the Consolidated Cash Flow of LifePoint for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Credit Agreement" means the Credit Agreement, dated as of July 24, 2012, by and among LifePoint, as borrower, the lenders parties thereto, Citibank, N.A., as administrative agent, Bank of America, N.A., and Barclays Bank PLC, as co-syndication agents and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC as lead arrangers and bookrunners, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended and as further amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), note purchase agreements, commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means any non-cash consideration received by LifePoint or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated

Non-cash Consideration pursuant to an officers' certificate executed by the principal financial officer and any of the other executive officers of LifePoint or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require LifePoint to repurchase such Capital Stock upon the occurrence of a change of control with respect to LifePoint or an asset sale by LifePoint or its Restricted Subsidiaries will not constitute Disqualified Stock if the terms of such Capital Stock provide that LifePoint may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale by LifePoint for cash of its common stock or preferred stock (excluding Disqualified Stock).

        "Excess Proceeds" has the meaning set forth in the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Exchange Notes" means the debt securities of LifePoint issued pursuant to the indenture in exchange for the notes in compliance with the terms of the Registration Rights Agreement.

        "Exchange Subsidiary Guarantees" means the guarantees of the obligation of LifePoint under the Indenture and the notes issued pursuant to the indenture in exchange for the Subsidiary Guarantees in compliance with the terms of the Registration Rights Agreement.

        "Excluded Subsidiaries" means those Domestic Subsidiaries which are Wholly Owned Subsidiaries that are designated by LifePoint as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 4.5% of the consolidated assets of LifePoint and its Domestic Subsidiaries as of the end of any fiscal quarter (determined as of the most recent fiscal quarter for which LifePoint has internal financial statements available); provided, further, that any Subsidiary that guarantees Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor may not be designated as or continue to be an Excluded Subsidiary. In the event any Subsidiaries, individually or collectively, previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, LifePoint will, within 60 calendar days following such event, cause one or more of such Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.

        "Existing Indebtedness" means Indebtedness of LifePoint and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of LifePoint (other than Disqualified Stock) or to LifePoint or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

  (5)
  any amortization of discounts of convertible debt instruments resulting from the application of APB 14-1 "Accounting for Convertible Debt Instruments."

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio, pro forma effect will be given to:

  (1)
  acquisitions of any operations or businesses or assets that have been made by the specified Person or any of its Restricted Subsidiaries, including through purchases or through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four-quarter reference period; and

  (2)
  the discontinuance of operations or businesses and dispositions of operations or businesses or assets during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, as if they had occurred on the first day of the four quarter reference period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of LifePoint to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as LifePoint may designate.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of consolidated interest expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of LifePoint. In addition, any such pro forma calculation may include adjustments appropriate, in the reasonable determination of LifePoint as set forth in an officers' certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

        "GAAP" means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

  (1)
  the Financial Accounting Standards Board's FASB Accounting Standards Codification; and

  (2)
  the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Government Securities" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each of:

  (1)
  the Wholly-Owned Subsidiaries that are Domestic Subsidiaries of LifePoint as of the Issue Date, other than Excluded Subsidiaries, and the Domestic Subsidiaries as of the Issue Date which are non-Wholly-Owned Subsidiaries but which guarantee Indebtedness under the Credit Agreement, any other credit agreement, bank facility, term loan or any capital markets securities of LifePoint or a Guarantor; and

  (2)
  any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns; provided that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates or commodity prices.

        "Hospital" means a hospital, outpatient clinic, outpatient surgical center, long-term care facility, diagnostic facility, medical office building or other facility or business that is used or useful in or related to the provision of healthcare services.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, in each case limited to the maximum amount of liability of the specified Person with respect to such Lien or Guarantee on the date in question. Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes, any settlements or judgments relating to governmental litigations and/or investigations or contingent obligations incurred in the ordinary course of business. The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

        "Insurance Subsidiary" means a Subsidiary of LifePoint or any Restricted Subsidiary established for the purpose of insuring the businesses or facilities owned or operated by LifePoint or any of its Subsidiaries or any joint venture to which they are party or any Person employed by or on the staff of any such business or facility.

        "Investment Grade" means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB– and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If LifePoint or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, LifePoint will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided that LifePoint shall not have been deemed to have made an Investment pursuant to the foregoing if LifePoint shall have previously or concurrently therewith been deemed to have made an Investment in connection with such Equity Interests. The acquisition by LifePoint or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by LifePoint or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided LifePoint or such Restricted Subsidiary shall not have been deemed to have made an Investment pursuant to the foregoing if LifePoint or any Restricted Subsidiary shall have previously or concurrently therewith been deemed to have made an Investment in connection with such acquisition. "Investments" shall exclude extensions of trade credit.

        "Issue Date" means May 26, 2016, the issuance date of the outstanding notes.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Limited Originator Recourse" means a reimbursement obligation of LifePoint in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Subsidiary that LifePoint's board of directors (or a duly authorized committee thereof) determines is necessary to effectuate a Qualified Securitization Transaction; provided that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time; and provided, further, that such reimbursement obligation is permitted to be incurred by LifePoint pursuant to the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (without regard to the dollar limitation in the definition thereof); (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; or (c) any acquisition, recapitalization or Permitted Investment of such Person or any of its Restricted Subsidiaries;

  (2)
  any extraordinary, unusual or non-recurring gain, charge, expense or loss (together with any related provision for taxes on such extraordinary, unusual or non-recurring gain, charge, expense or loss), including, without limitation, (a) restructuring charges, reserves or other related expenses, (b) fees, expenses or charges relating to facility shutdowns and discontinued operations, (c) acquisition integration costs, (d) severance or other employee termination or relocation costs, expenses or charges, (e) non-cash compensation charges recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees and (f) litigation and investigation settlement costs and related expenses; and

  (3)
  the net income (or loss) from disposed or discontinued operations for the four fiscal quarters preceding the date of determining Net Income.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by LifePoint or its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, any taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, all distributions and other payments required to be made to non-majority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and appropriate amounts to be provided by LifePoint or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by LifePoint or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "New Markets Tax Credit program" means the New Markets Tax Credit program authorized under the Community Renewal and Tax Relief Act of 2000, and jointly administered by the Community Development Financial Institutions Fund and the Internal Revenue Service or any successor or substantially similar Federal tax program having substantially similar structures and financial effect.

        "NMTC Special Purpose Entity" means a special purpose or similar entity, or any subsidiary thereof, formed for purposes of participating in the New Markets Tax Credit program.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means the business or businesses conducted by LifePoint and its Restricted Subsidiaries, or any of them, as of the Issue Date and any business ancillary or complementary thereto.

        "Permitted Debt" has the meaning set forth in the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Investments" means:

  (1)
  any Investment in LifePoint or in a Restricted Subsidiary;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by LifePoint or any Restricted Subsidiary in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, LifePoint or a Restricted Subsidiary;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (including any Asset Swap) that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any disposition of assets not constituting an Asset Sale;

  (5)
  any Investment received to the extent the consideration therefor was the issuance of Equity Interests (other than Disqualified Stock) of LifePoint;

  (6)
  Hedging Obligations;

  (7)
  intercompany Indebtedness to the extent permitted under the covenant described above under the caption the "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (8)
  Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business and Investments to secure participation in government reimbursement programs;

  (9)
  loans and advances to officers, directors and employees made in the ordinary course of business;

  (10)
  Investments represented by accounts and notes receivable created or acquired in the ordinary course of business;

  (11)
  Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

  (12)
  Investments by any qualified or nonqualified benefit plan established by LifePoint or its Restricted Subsidiaries made in accordance with the terms of such plan, or any Investments made by LifePoint or any Restricted Subsidiary in connection with the funding thereof;

  (13)
  Investments received in settlement of debts or judgments owed to LifePoint or any Restricted Subsidiary, including, without limitation, as a result of foreclosure, perfection or enforcement of any Lien or indebtedness or in connection with any bankruptcy, liquidation, receivership or insolvency proceeding;

  (14)
  Investments in any Subsidiary that constitutes a special purpose entity formed for the primary purpose of issuing trust preferred or similar securities in a transaction permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

  (15)
  Investments deemed to have been made as a result of the acquisition of a Person permitted under clause (3) of this definition; provided that such Investments are not acquired in contemplation of the acquisition;

  (16)
  Investments by LifePoint or a Restricted Subsidiary in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which investment consists of a retained interest in transferred Receivables and Related Assets;

  (17)
  Investments made within 90 days after the date of the commitment to make the Investment, that when such commitment was made would have complied with the terms of the indenture;

  (18)
  Guarantees issued in accordance with the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees;

  (19)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (20)
  Investments in a Permitted Joint Venture, together with all other Investments made by LifePoint or any Restricted Subsidiary pursuant to this clause (20) in an aggregate amount at the time of such Investment not to exceed the greater of $75 million and 1.5% of Total Assets in the aggregate outstanding at any one time;

  (21)
  Investments in any Insurance Subsidiary in an amount which does not at the time made exceed 125% of the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed (other than any excess capital that would result in any unfavorable tax or reimbursement impact if distributed), in any self-insurance trust in an amount not to exceed 125% of the aggregate amount of the risk retained by the Insurance Subsidiary, LifePoint or any of its Subsidiaries on an annual basis and any Investment by such Insurance Subsidiary or self-insurance trust which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed or for a self-insurance trust under the applicable laws;

  (22)
  Investments consisting of Physician Support Obligations made by LifePoint or any Restricted Subsidiary;

  (23)
  Investments consisting of loans made to a NMTC Special Purpose Entity in connection with the New Markets Tax Credit program, the funds from which are then borrowed by a Restricted Subsidiary; and

  (24)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (24), not to exceed the greater of $300 million and 6.0% of Total Assets in the aggregate at any one time outstanding.

        "Permitted Joint Venture" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

        "Permitted Liens" means:

  (1)
  Liens in favor of LifePoint or its Restricted Subsidiaries;

  (2)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with LifePoint or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with LifePoint or the Restricted Subsidiary;

  (3)
  Liens on property existing at the time of acquisition of the property by LifePoint or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

  (4)
  Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (5)
  Liens existing on the Issue Date;

  (6)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (7)
  Liens securing any Hedging Obligations of LifePoint or any Restricted Subsidiary;

  (8)
  Liens securing any Indebtedness otherwise permitted to be incurred under the indenture, the proceeds of which are used to refinance Indebtedness of LifePoint or any Restricted Subsidiary; provided that such Liens extend to or cover only the assets secured by the Indebtedness being refinanced;

  (9)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

  (10)
  statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if LifePoint or any applicable Restricted Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

  (11)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

  (12)
  judgment Liens not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (13)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the conduct of the business of LifePoint or any of its Restricted Subsidiaries;

  (14)
  any interest or title of a lessor in assets or property subject to Capital Lease Obligations or an operating lease of LifePoint or any Restricted Subsidiary;

  (15)
  Liens incurred in connection with a financing involving the sale or other disposition of accounts receivable and related assets (including, without limitation, in connection with a securitization or similar financing);

  (16)
  leases or subleases granted to others not interfering with the ordinary conduct of the business of LifePoint or any of the Restricted Subsidiaries;

  (17)
  bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of LifePoint or any Restricted Subsidiary;

  (18)
  the interest of any issuer of a letter of credit in any cash or Cash Equivalents deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the indenture;

  (19)
  any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Restricted Subsidiary or to purchase assets of LifePoint or any Restricted Subsidiary, which right of first refusal or option is entered into in the ordinary course of business or is otherwise permitted under the indenture;

  (20)
  any Lien granted to the trustee pursuant to the terms of the indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of LifePoint;

  (21)
  statutory, contractual or common law Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or workmen in the ordinary course of business;

  (22)
  licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

  (23)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's Obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (24)
  Liens securing Indebtedness of any Restricted Subsidiary (other than a Guarantor) that was permitted by the terms of this indenture to be incurred, and related Obligations, which Liens encumber only assets of such Restricted Subsidiary;

  (25)
  Liens securing Indebtedness incurred pursuant to clause (1) or (22) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (26)
  Liens securing any Indebtedness incurred pursuant to the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as, after giving effect to such incurrence, the Consolidated Secured Debt Ratio shall be equal to or less than 3.5 to 1 as of the date on which such Lien is incurred;

  (27)
  Liens with respect to obligations that do not at any one time outstanding exceed the greater of $300 million and 6.0% of Total Assets; and

  (28)
  Liens on assets transferred to a Securitization Subsidiary or on assets of a Securitization Subsidiary, in either case, incurred in connection with a Qualified Securitization Transaction.

        "Permitted Refinancing Indebtedness" means any Indebtedness of LifePoint or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of LifePoint or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than, the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms not materially less favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was incurred by LifePoint or a Guarantor, the obligor on the Permitted Refinancing Indebtedness may not be a Restricted Subsidiary that is not a Guarantor.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Physician Support Obligation" means:

  (1)
  a loan to or on behalf of, or a Guarantee of Indebtedness of or income of, (x) a physician or healthcare professional providing service to patients in the service area of a Hospital operated by LifePoint or any of its Restricted Subsidiaries or (y) any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x), in either case made or given by LifePoint or any Restricted Subsidiary of LifePoint:

  (a)
  in the ordinary course of its business; and

  (b)
  pursuant to a written agreement having a period not to exceed five years; or

  (2)
  Guarantees by LifePoint or any Restricted Subsidiary of leases and loans to acquire property (real or personal) for or on behalf of a physician, healthcare professional or any independent practice association or other entity that is majority owned by any Person or group of Persons described in clause (x) above providing service to patients in the service area of a Hospital operated by LifePoint or any of its Restricted Subsidiaries.

        "Principal Property" means each Hospital (excluding personal property, office fixtures and equipment (including data processing equipment, vehicles and equipment used on, or useful with, vehicles)) owned solely by LifePoint and/or one or more of its Subsidiaries and located in the United States of America unless the Board of Directors of LifePoint determines that any such hospital is not material to LifePoint and its Subsidiaries taken as a whole.

        "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by LifePoint or any Restricted Subsidiary pursuant to which (a) LifePoint or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary its interests in Receivables and Related Assets and (b) such Securitization Subsidiary transfers to any other person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction which is customarily used to achieve a transfer of financial assets under GAAP.

        "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of LifePoint or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated May 26, 2016, among LifePoint, the Guarantors identified therein and Goldman, Sachs & Co., as representative of the several initial purchasers.

        "Replacement Assets" mean properties or assets substantially similar to the assets disposed of in a particular Asset Sale and acquired to replace the properties or assets that were the subject of such Asset Sale or that are otherwise useful in a Permitted Business.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any direct or indirect Subsidiary of LifePoint other than an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor in contemplation of such leasing.

        "Securitization Subsidiary" means a Subsidiary of LifePoint:

  (1)
  that is designated a "Securitization Subsidiary" by the board of directors of LifePoint (or a duly authorized committee thereof);

  (2)
  that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

  (3)
  no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

  (A)
  is Guaranteed by LifePoint or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse,

  (B)
  is recourse to or obligates LifePoint or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, or

  (C)
  subjects any property or asset of LifePoint or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

  (4)
  with respect to which neither LifePoint nor any other Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.

        Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the board of directors of LifePoint giving effect to the designation and an officers' certificate certifying that the designation complied with the preceding conditions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by LifePoint or any Restricted Subsidiary that are reasonably customary in accounts receivable securitization transactions, as the case may be.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means any Indebtedness of LifePoint or any Guarantor which is subordinated in right of payment to the notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Restricted Subsidiaries or by such Person and one or more of its Restricted Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        "Subsidiary Guarantee" means a guarantee of notes pursuant to the indenture.

        "Total Assets" means, as of any date of determination, the total assets of LifePoint and its Restricted Subsidiaries as shown on the balance sheet for the most recently completed quarter for which internal financial statements are available determined in accordance with GAAP.

        "Treasury Rate" means, as of the date the redemption notice is given to holders of the notes, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H. 15(519), which has become publicly available at least two business days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant redemption date to May 1, 2019; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given; provided, further, that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" means any Subsidiary of LifePoint that is designated by the Board of Directors of LifePoint as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Indebtedness that is without recourse to LifePoint or its Restricted Subsidiaries;

  (2)
  is not party to any agreement, contract, arrangement or understanding with LifePoint or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to LifePoint or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of LifePoint;

  (3)
  is a Person with respect to which neither LifePoint nor any of its Restricted Subsidiaries has any (a) continuing direct or indirect obligation to subscribe for additional Equity Interests or (b) direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of LifePoint or any of its Restricted Subsidiaries.

        In addition, any Subsidiary that constitutes a special purpose entity formed for the primary purpose of financing receivables or for the primary purpose of issuing trust preferred or similar securities in connection with a transaction permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" shall be, and any Insurance Subsidiary may be, an Unrestricted Subsidiary.

        Any designation of a Subsidiary of LifePoint as an Unrestricted Subsidiary after the Issue Date will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of LifePoint giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of LifePoint as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," LifePoint will be in default of such covenant. The Board of Directors of LifePoint may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

        The outstanding notes were initially issued in the form of several registered notes in global form, without interest coupons, as follows:

  •
  notes sold to qualified institutional buyers under Rule 144A were represented by the Rule 144A global note; and

  •
  notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S were represented by the Regulation S global note.

        Upon issuance, each of the outstanding notes were, and each of the exchange notes will be, deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each note was, and will be, limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

        After consummation of the exchange offer, beneficial interests in one outstanding note may generally be exchanged for interests in another outstanding note and beneficial interest in one exchange note may generally be exchanged for interest in another exchange note. Depending on which global note the transfer is being made, the Trustee may require the seller to provide certain written certifications in the form provided in the indenture.

        A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we, the Trustee nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

        DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing its operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of outstanding notes for exchange notes in the exchange offer will not result in a taxable event for U.S. federal income tax purposes. Accordingly, holders will not recognize any income, gain or loss as a result of exchanging outstanding notes for exchange notes in the Exchange Offer. The holding period for an exchange note will include the holding period of the outstanding note exchanged therefor, and a holder's tax basis in the exchange note will be the same as its tax basis in the outstanding note immediately before the exchange.

        Persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the consummation of the exchange offers, we will send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain matters under Arizona law will be passed upon by Coppersmith Brockelman PLC. Certain matters under Colorado law, Nevada law, Oregon Law and Washington law will be passed upon by Gordon Rees Scully Mansukhani, LLP. Certain matters under Kansas law will be passed upon by Bryan Cave LLP. Certain matters under Kentucky law, Mississippi law, Virginia law and West Virginia law will be passed upon by Hancock, Daniel, Johnson & Nagle, P.C. Certain matters under Louisiana law will be passed upon by Taylor, Porter, Brooks & Phillips, L.L.P. Certain matters under Michigan law will be passed upon by Plunkett Cooney, P.C. Certain matters under New Mexico law will be passed upon by Lewis Roca Rothgerber Christie LLP. Certain matters under Pennsylvania law will be passed upon by Stradley Ronon Stevens & Young, LLP. Certain matters under Tennessee law and Texas law will be passed upon by Waller Lansden Dortch & Davis, LLP.

EXPERTS

        The consolidated financial statements of LifePoint Health, Inc., appearing in LifePoint Health, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of LifePoint Health, Inc.'s internal control over financial reporting as of December 31, 2016 (excluding the internal control over financial reporting of Providence Hospitals, acquired business excluded from the scope of management's assessment), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of LifePoint Health, Inc.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Providence Hospitals, acquired business excluded from the scope of management's assessment, from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

        This prospectus incorporates by reference the documents set forth below that LifePoint previously filed with the SEC. These documents contain important information about LifePoint. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

  •
  Annual Report on Form 10-K for the year ended December 31, 2016, filed February 17, 2017; and

  •
  Current Report on Form 8-K, filed February 16, 2017.

        We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act between the date of this prospectus and termination or completion of this exchange offer (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

        You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

LifePoint Health, Inc.
Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

        You can also get more information by visiting our investor relations website at http://www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

$500,000,000

Offer to Exchange Registered 5.375% Senior Notes due 2024 for all of our Outstanding Unregistered 5.375% Senior Notes due 2024

Prospectus

                    , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        Article Thirteenth of LifePoint's restated certificate of incorporation will require indemnification to the fullest extent permitted under the DGCL, as may be amended, of any person who is or was a director or officer of LifePoint who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of LifePoint or was serving at the request of LifePoint as a director, officer, employee or agent of any other enterprise.

        The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article Thirteenth of LifePoint's restated certificate of incorporation.

        The Company maintains a director and officer liability insurance policy for the benefit of its directors and certain officers and the directors and certain officers of its subsidiaries covering certain liabilities that may be incurred in the performance of these duties, which may include liability or related losses under the Securities Act or the Securities Exchange Act of 1934, as amended. In addition, the Company has entered into indemnification agreements with its directors and certain officers of the company indemnifying such persons to the fullest extent permitted under the laws of the State of Delaware.

Arizona Registrants

        (a)   PHC-Fort Mohave, Inc. and PHC-Lake Havasu, Inc. are incorporated under the laws of Arizona.

        Sections 10-850 through 10-858 of the Arizona Revised Statutes (the "A.R.S.") permit indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws.

        Sections 10-852 and 10-856 of the A.R.S. require an Arizona corporation, unless limited by its articles of incorporation, to indemnify an officer or director who has prevailed, on the merits or otherwise, in defending any proceeding brought against the officer or director because such person is or was an officer or director of the corporation. The corporation must indemnify the officer or director for reasonable expenses, including attorneys' fees and all other costs and expenses reasonably related to a proceeding. A "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        Section 10-851 of the A.R.S. permits an Arizona corporation to indemnify an officer or director made a party to a proceeding because such person is or was an officer or director of the corporation. The corporation may indemnify the officer or director against liability incurred in the proceeding if all of the following conditions exist: (i) the officer or director's conduct was in good faith; (ii) the officer or director reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation, or, where the conduct was in an official corporate capacity, that the conduct was in the best interest of the corporation; and (iii) in the case of criminal proceedings, the officer or director had no reasonable cause to believe that the conduct was unlawful.

        Before discretionary indemnification under Section 10-851 of the A.R.S. may be awarded to a director, under Section 10-855 of the A.R.S. the corporation must determine that it is permissible under the circumstances. This determination may be made either: (i) by majority vote of the directors not at the time parties to the proceedings; (ii) by special legal counsel selected by majority vote of the disinterested directors, or by majority vote of the board if there are no disinterested directors; or (iii) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the proceeding are not voted).

        Section 10-854 of the A.R.S. permits a director of an Arizona corporation who is a party to a proceeding, unless the articles of incorporation provide otherwise, to apply to a court of competent jurisdiction for indemnification or for an advance of expenses. The court may order indemnification or an advance if it determines that the director is entitled to mandatory indemnification under Section 10-852 of the A.R.S., or if it determines that indemnification is fair and reasonable, even if the director did not meet the prescribed standard of conduct described in Section 10-851 of the A.R.S.

        Neither the Articles of Incorporation nor the Bylaws of PHC-Lake Havasu, Inc. specifies the extent to which the corporation may indemnify its officers or directors.

        The Articles of Incorporation of PHC-Fort Mohave, Inc. allow for indemnification to the fullest extent permitted by law, and provide that indemnification shall be mandatory in all circumstances in which it is permitted.

Colorado Registrants

        (a)   PHC-Fort Morgan, Inc. is incorporated under the laws of Colorado.

        Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "Act") grant the registrants' broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the registrant, provided with respect to conduct in an official capacity with the registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the registrant in which the person was adjudged liable to the registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the Act to indemnify him against reasonable expenses.

        Neither the articles of incorporation nor the bylaws of PHC-Fort Morgan, Inc. specifies the extent to which the corporation may indemnify its officers or directors.

Delaware Registrants

        (a)   LifePoint Acquisition Corp., LifePoint RC, Inc., LifePoint VA Holdings, Inc. and LifePoint WV Holdings, Inc. are incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The Certificate of Incorporation of LifePoint WV Holdings, Inc. provides that the corporation shall, to the fullest extent permitted by the provisions of DGCL Section 145, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        The Bylaws of LifePoint WV Holdings, Inc. provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

        The Bylaws of each of LifePoint Acquisition Corp., LifePoint RC, Inc. and LifePoint VA Holdings, Inc. provide that the corporations shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporations, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporations or amounts paid in settlement to the corporations. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

        (b)   AdvantagePoint Health Alliance, LLC, AdvantagePoint Health Alliance—Blue Ridge, AdvantagePoint Health Alliance—Fauquier, LLC, AdvantagePoint Health Alliance—Great Lakes, AdvantagePoint Health Alliance—Laurel Highlands, America Management Companies, LLC, AMG-Crockett, LLC, AMG-Hillside, LLC, AMG-Livingston, LLC, AMG-Logan, LLC, AMG-Southern Tennessee, LLC, AMG-Trinity, LLC, Andalusia Physician Practices, LLC, Andalusia Professional Services, LLC, Ashland Physician Services, LLC, Ashley Valley Medical Center, LLC, Ashley Valley Physician Practice, LLC, Athens Physicians Practice, LLC, Athens Regional Medical Center, LLC, Athens Surgery Center Partner, LLC, Bell JV, LLC, Bolivar Physician Practices, LLC, Bourbon Community Hospital, LLC, Bourbon Physician Practice, LLC, Castleview Hospital, LLC, Castleview Medical, LLC, Castleview Physician Practice, LLC, Clark Regional Physician Practices, LLC, Clinch Professional Physician Services, LLC, Colorado Plains Physician Practices, LLC, Community Hospital of Andalusia, LLC, Community Medical, LLC, Community-Based Services, LLC, Crockett Hospital, LLC, Crockett PHO, LLC, Danville Diagnostic Imaging Center, LLC, Danville Physician Practices, LLC, Danville Regional Medical Center, LLC, Danville Regional Medical Center School of Health Professions, LLC, DLP Partner, LLC, DLP Partner Central Carolina, LLC, DLP Partner Conemaugh, LLC, DLP Partner Frye, LLC, DLP Partner Marquette, LLC, DLP Partner MedWest, LLC, DLP Partner Twin County, LLC, DLP Partner Wilson Rutherford, LLC, Fauquier Partner, LLC, Fleming Medical Center, LLC, Georgetown Community Hospital, LLC, Georgetown Rehabilitation, LLC, HCK Logan Memorial, LLC, HDP Andalusia, LLC, HDP Georgetown, LLC, Hillside Hospital, LLC, Historic LifePoint Hospitals, LLC, Home Health Partner, LLC, HRMC, LLC, HSC Credentialing Support Services, LLC, HSCGP, LLC, HSC Manager, LLC, Kentucky Hospital, LLC, Kentucky Medserv, LLC, Kentucky MSO, LLC, Lake Cumberland Cardiology Associates, LLC, Lake Cumberland Physician Practices, LLC, Lake Cumberland Regional Hospital, LLC, Lake Cumberland Regional Physician Hospital Organization, LLC, Lakeland Community Hospital, LLC, Lakeland Physician Practices, LLC, Lander Valley Physician Practices, LLC, Las Cruces Cardiology Group, LLC, Las Cruces Endoscopy Partner, LLC, Las Cruces Physician Practices, LLC, LCMC MRI, LLC, LCMC PET, LLC, LHSC, LLC, LifePoint Billing Services, LLC, LifePoint CSLP, LLC, LifePoint Holdings 2, LLC, LifePoint Hospitals Holdings, LLC, LifePoint NMTC, LLC, LifePoint of Kentucky, LLC, LifePoint of Lake Cumberland, LLC, LifePoint

PSO, LLC, Livingston Regional Hospital, LLC, Logan General Hospital, LLC, Logan Healthcare Partner, LLC, Logan Medical, LLC, Logan Memorial Hospital, LLC, Logan Physician Practice, LLC, Los Alamos Physician Practices, LLC, Martinsville Physician Practices, LLC, Meadowview Physician Practice, LLC, Meadowview Regional Medical Center, LLC, Meadowview Rights, LLC, Memorial Prompt Care, LLC, Mercy Physician Practices, LLC, Minden Physician Practices, LLC, My HealthPoint, LLC, Nason Medical Center, LLC, Nason Physician Practices, LLC, Northeastern Nevada Physician Practices, LLC, Northwest Medical Center-Winfield, LLC, Norton Partner, LLC, NWMC-Winfield Hospitalist Physicians, LLC, NWMC-Winfield Physician Practices, LLC, OmniPoint Surgical Associates, LLC, Opelousas Imaging Center Partner, LLC, Opelousas PET/CT Imaging Center, LLC, PHC-Selma, LLC, Piedmont Partner, LLC, PineLake Physician Practice, LLC, PineLake Regional Hospital, LLC, Poitras Practice, LLC, Portage Partner, LLC, PRHC-Alabama, LLC, Principal Knox, L.L.C., Professional Billing Services, LLC, Providence Group Practices, LLC, Providence Group Practices II, LLC, Providence Holding Company, LLC, Providence Hospital, LLC, Providence Physician Practices, LLC, Province Healthcare Company, LLC, R. Kendall Brown Practice, LLC, River Parishes Hospital, LLC, River Parishes Partner, LLC, River Parishes Physician Practices, LLC, Riverton Memorial Hospital, LLC, Riverton Oncology Practice, LLC, Riverton Physician Practices, LLC, Riverview Medical Center, LLC, Riverview Physician Practices, LLC, Russellville Hospital, LLC, Russellville Physician Practices, LLC, Select Healthcare, LLC, Selma Diagnostic Imaging, LLC, Shared Business Services, LLC, Siletchnik Practice, LLC, Smith County Memorial Hospital, LLC, Somerset Surgery Partner, LLC, Southern Tennessee EMS, LLC, Southern Tennessee Medical Center, LLC, Southern Tennessee PHO, LLC, Spring View Hospital, LLC, Spring View Physician Practices, LLC, Springhill Medical Center, LLC, St. Francis Affiliated Services, LLC, St. Francis Health, LLC, St. Francis Physician Practices, LLC, Sumner Physician Practices, LLC, Sumner Real Estate Holdings, LLC, Sumner Regional Medical Center, LLC, Teche Regional Physician Practices, LLC, THM Physician Practice, LLC, Trousdale Medical Center, LLC, Trousdale Physician Practices, LLC, Two Rivers Physician Practices, LLC, Valley View Physician Practices, LLC, Vaughan Physician Practices, LLC, Ville Platte Medical Center, LLC, Watertown Partner, LLC, Western Plains Physician Practices, LLC, Western Plains Regional Hospital, LLC, Woodford Hospital, LLC, Wythe County Community Hospital, LLC and Wythe County Physician Practices, LLC are registered under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The Operating Agreements of each of Ashland Physician Services, LLC, HRMC, LLC, PHC-Selma, LLC, PRHC-Alabama, LLC, Principal Knox, L.L.C. and Selma Diagnostic Imaging, LLC provide:

          (a)   The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any Member, Representative and Manager (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that such person is or was a Member, Representative or Manager of the Company, or is or was serving at the request of the Company as a director, officer, partner, manager, representative, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). Notwithstanding the foregoing, the Company shall not indemnify any such indemnitee (a) in any proceeding by the Company against such indemnitee; or (b) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 18 of the Act.

          (b)   Any repeal or modification of the provisions of Section 18 of the Act, either directly or by the adoption of an inconsistent provision of this Agreement, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under Section 18 of the Act which occur subsequent to the effective date of such amendment.

        The Operating Agreements of each of the other Delaware LLC registrants allow for indemnification to the fullest extent permitted by the laws under which they are organized.

        (b)   LifePoint Corporate Services, General Partnership is registered under the laws of Delaware.

        Section 15-110 of the Delaware Revised Uniform Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        The LifePoint Corporate Services, General Partnership agreement allows for indemnification to the fullest extent permitted by the laws under which it is organized.

Kansas Registrants

        (a)   Dodge City Healthcare Partner, Inc. and Kansas Healthcare Management Company, Inc. are incorporated under the laws of Kansas.

        Section 17-6305 of the Kansas General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney's fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        A Kansas corporation may also indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney's fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The Bylaws of Dodge City Healthcare Partner, Inc. provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

        The Bylaws of Kansas Healthcare Management Company, Inc. provide that when a person is sued, or prosecuted in a criminal action, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys' fees incurred in the defense of the proceedings, if both of the following conditions exist:

          (a)   The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.

          (b)   The court finds that his conduct fairly and equitably merits such indemnity.

        (b)   Dodge City Healthcare Group, LLC and Kansas Healthcare Management Services, LLC are registered under the laws of Kansas.

        Section §17-7670 of the Kansas Revised Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

        The Amended and Restated Operating Agreement of Dodge City Healthcare Group, LLC provides that the Company shall indemnify and hold harmless each officer and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Kansas Revised Limited Liability Company Act.

        The Operating Agreement of Kansas Healthcare Management Services, LLC provides that the Company shall indemnify each Manager and Executive Manager for any act performed thereby within the scope of the authority conferred on such Manager or Executive Manager by this Agreement or by the Board of Managers, unless such act constitutes grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of Law.

Kentucky Registrants

        (a)   Kentucky Physician Services, Inc. is incorporated under the laws of Kentucky.

        Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

        The Bylaws of Kentucky Physician Services, Inc. provide that the corporation shall, indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payments of judgments against such officers and directors and to reimbursement of amounts paid in cash settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers and directors.

        (b)   Buffalo Trace Radiation Oncology Associates, LLC is registered under the laws of Kentucky

        The Kentucky Limited Liability Company Act provides that a written operating agreement may: (1) Eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Kentucky Revised Statutes 275.170 (duty of breach of care and loyalty) and (2) Provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        The Operating Agreement of Buffalo Trace Radiation Oncology Associates, LLC provides that the Company shall indemnify Members, Member-Managers, and agents for all costs, losses, liabilities, and damages paid or accrued by such Member or agent in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State. The Operating Agreement neither expressly includes nor expressly excludes damages for breach of the duties provided for in Kentucky Revised Statutes 275.170 or judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager in this indemnification.

Louisiana Registrants

        (a)   PHC-Lakewood, Inc., PHC-Louisiana, Inc., PHC-Minden G.P., Inc. and PHC-Morgan Lake, Inc. are incorporated under the laws of Louisiana.

        Section 83 of the Louisiana Business Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation. The indemnity may include expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

        Neither the Articles of Incorporation nor the Bylaws of the Louisiana entities specifies the extent to which the corporations may indemnify its officers or directors.

        (b)   PHC-Minden, L.P. and PHC-Morgan City, L.P. are registered under the laws of Louisiana.

        The text of the Louisiana statutes on Limited Partnerships does not address indemnification.

        The Agreements of Limited Partnership of PHC-Minden, L.P. and PHC-Morgan City, L.P. allow for indemnification to the fullest extent permitted by the laws under which it is organized.

Michigan Registrants

        (a)   Bell Physician Practices, Inc. is a nonprofit corporation organized under the laws of Michigan.

        Section 561 of the Michigan Nonprofit Corporation Act (the "MNCA") states that, unless otherwise provided by law or a corporation's articles of incorporation or bylaws, a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation. Such indemnity may be against expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders or members, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the director or officer did not act in accordance with the applicable standard of conduct, as described in the preceding sentence.

        Section 562 of the MNCA provides that, unless otherwise provided by law or a corporation's articles of incorporation or bylaws, a corporation has the power to indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders or members. However, a corporation shall not indemnify a person for a claim, issue, or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

        Pursuant to Section 563 of the MNCA, unless otherwise provided by law or a corporation's articles of incorporation or bylaws, to the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit, or proceeding, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the successful director or officer shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred in connection with the action, suit, or proceeding and in any action, suit, or proceeding brought to enforce this mandatory indemnification.

        Section 564a of the MNCA provides that an indemnification under Section 561 or 562, unless ordered by a court, shall be made only upon a determination that indemnification of the director or officer is proper under the circumstances because such director or officer met the applicable standard of conduct provided in such Section. The determination shall be made in one of the following ways:

          (a)   By a majority vote of a quorum of the board of directors of the corporation consisting of directors who were not parties to the action, suit, or proceeding.

          (b)   If the quorum described in subsection (a) above is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two disinterested directors.

          (c)   By independent legal counsel in a written opinion.

          (d)   By the shareholders or members of the corporation.

        Section 565 provides that the indemnification afforded under the foregoing Sections of the MNCA is not exclusive of other rights to which a director or officer seeking indemnification may be entitled under the articles of incorporation, bylaws, or a contractual agreement, and such indemnification shall inure to the benefit of the heirs, executors and administrators of the director or officer.

        Section 567 of the MNCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as director or officer, whether or not the corporation would have power to indemnify the person against liability under the above described Sections of the MNCA.

        The Bylaws of Bell Physician Practices, Inc. require the corporation to indemnify its officers and directors against all reasonable expenses incurred in defending claims or suits brought against them as officers or directors, and against all liability in such suits, irrespective of the time the claims or causes of action in such suits occurred, except in cases involving the gross negligence or willful misconduct of the officer or director in the performance of his or her duties as such. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions, and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of legal fees and expenses of such officers and directors in suits against them, whether defended successfully or unsuccessfully, provided there is no finding or judgment that the claim or action arose from gross negligence or willful misconduct. Such right of indemnification shall not be exclusive of any rights an officer or director of the corporation may have under applicable law and shall also apply to the estates of deceased officers and directors.

        (b)   Acquisition Bell Hospital, LLC is a limited liability company organized under the laws of Michigan.

        Section 216 of the Michigan Limited Liability Company Act (the "MLLCA") provides that, except as otherwise provided in an operating agreement, a limited liability company may indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except that the company may not indemnify the person for liability in connection with the receipt of a financial benefit to which the person is not entitled, voting or assenting to a distribution in violation of the company's operating agreement or the law, or a knowing violation of the law.

        Section 216 further provides that, except as otherwise provided in an operating agreement, a limited liability company may purchase and maintain insurance on behalf of a member, manager, or other person against any liability or expense asserted against or incurred by that person, whether or not the company may indemnify that person under Section 216.

        The Limited Liability Company Agreement of Acquisition Bell Hospital, LLC provides that the company shall indemnify and hold harmless each officer and the sole Member and manager of the company (being LifePoint Holdings 2, LLC), and its officers, directors and managers, to the fullest extent permitted by the MLLCA.

Mississippi Registrant

        (a)   PHC-Cleveland, Inc. is incorporated under the laws of Mississippi.

        Article 8, Subarticle E of the Mississippi Business Corporation Act ("MBCA") permits Mississippi corporations to indemnify officers and directors. MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for any action taken, or any failure to take any action, as a director other than:

            (i)  distributions made in excess of standards established by Mississippi law or in the corporation's articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and

           (ii)  circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits us to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

        Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

        Neither the Articles of Incorporation nor the Bylaws of PHC-Cleveland, Inc. specifies the extent to which the corporation may indemnify its officers or directors.

Nevada Registrants

        (a)   PHC-Elko, Inc. and Principal Hospital Company of Nevada, Inc. are incorporated under the laws of Nevada.

        Chapter 78 of the Nevada Revised Statutes ("NRS") allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense. The registrant may include a provision in the Articles of Incorporation or bylaws requiring it to advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

        The Articles of Incorporation of Principal Hospital Company of Nevada, Inc. provide that the corporation shall indemnify, and upon request shall advance expenses to, in the manner and the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification and advances provided for therein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

        The the Bylaws of PHC-Elko, Inc. does not specify the extent to which the corporation may indemnify its officers or directors.

New Mexico Registrants

        (a)   PHC-Las Cruces, Inc. and PHC-Los Alamos, Inc. are incorporated under the laws of New Mexico.

        Section 53-11-4.1 of the New Mexico Business Corporation Act permits a corporation to indemnify any person made (or threatened to be made) a party to any proceeding by reason of the fact that the person is or was a director (or, unless limited by its articles of incorporation, an officer, employee or agent) of the corporation if (i) the person acted in good faith, (ii) the person reasonably believed (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests, and (b) in all other cases, that the person's conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding, except that, if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct. However, a director, officer, employee, or agent may not be indemnified in respect of any proceeding alleging improper personal benefit to the person, whether or not involving action in the person's official capacity, in which the person has been adjudged to be liable on the basis that the personal benefit was improperly received. Indemnification must be authorized in the specific case after a determination has been made that indemnification is permissible in the circumstances because the person met the standard of conduct. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Section 53-11-4.1 provides for the advancement of expenses of directors, officers, employees, and agents in specified circumstances. The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

        The Certificates of Incorporation of PHC-Las Cruces, Inc. and PHC-Los Alamos, Inc. provide that the Corporation shall indemnify, and upon request shall advance expenses to, in the manner and the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement.

Oregon Registrant

        (a)   Brim Hospitals, Inc. is incorporated under the laws of Oregon.

        Sections 60.391 and 60.407 of the Oregon Business Corporation Act (the "OBCA") provide that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than (i) an action by or in the right of the corporation in which they were adjudged liable to the corporation or (ii) an action in which they were adjudged liable for improperly receiving a personal benefit), if their conduct was in good faith and they reasonably believed that their conduct was in or at least not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, they did not have reasonable cause to believe their conduct was unlawful.

        The Restated Articles of Incorporation of Brim Hospitals, Inc. provides that the corporation may indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this paragraph shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise.

        For purposes of the paragraph above, the term "to the fullest extent permitted by law" shall include, without limitation, to the fullest extent permitted by any provision in the OBCA that authorizes a corporation to provide indemnification, by agreement, article, bylaw or otherwise, in addition to the permissible indemnification specifically authorized and set forth in the OBCA.

Pennsylvania Registrant

        (a)   PHC-Ashland, L.P. is registered under the laws of Pennsylvania.

        Effective as of April 1, 2017, section 8648 of the Pennsylvania Uniform Limited Partnership Act of 2016 (the "Pennsylvania ULPA") provides that a limited partnership shall reimburse a general partner for any payment made by the general partner in the course of the general partner's activities on behalf of the partnership, if the general partner complied with sections 8646 (relating to management rights), 8649 (relating to standards of conduct for general partners) and 8654 (relating to limitations on distributions) of Pennsylvania ULPA in making the payment. The specific rights described above shall not be deemed exclusive of any other rights to which a person seeking reimbursement, indemnification, advancement of expenses or insurance may be entitled under the partnership agreement, vote of partners, contract or otherwise, both as to action in his official capacity and as to action in another capacity while holding that position. Indemnification may be granted for any action taken and may be made whether or not the limited partnership would have the power to indemnify the person under any other provision of law except as provided in section 8648 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the partnership. Indemnification under section 8648 shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct or a knowing violation of law. Pennsylvania consolidated statutes 1 Pa. C. S. 1991 defines "Person" as a corporation, partnership, limited liability company, business trust, other association, government entity (other than the Commonwealth), estate, trust, foundation or natural person.

        Neither the Certificate of Limited Partnership nor the Agreement of Limited Partnership specifies the extent to which the partnership may indemnify its partners or officers.

Tennessee Registrants

        (a)   LifePoint Medical Group-Hillside, Inc., PHC-Aviation, Inc., PHC-Tennessee, Inc. and Principal-Needles, Inc. are incorporated under the laws of Tennessee.

        The Tennessee Business Corporation Act ("TBCA") sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

        The Charter of LifePoint Medical Group—Hillside, Inc. provides that the Shareholder indemnifies and holds harmless each of the corporation and its officers, directors, agents and employees, and each person, if any, who controls or may control the corporation within the meaning of the Securities Act of 1933, as amended from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, arising out of any of the following: (i) any misrepresentation or breach in connection with any of the representations or warranties given or made by the counterparties to this Agreement or any document, certificate, instrument or agreement delivered by or on behalf of the counterparties pursuant hereto; (ii) any breach of or default in connection with any of the covenants given or made by the counterparties to this Agreement or any document, certificate, instrument or agreement delivered by or on behalf of the counterparties pursuant hereto; (iii) any liability of counterparties with respect to any federal, state, local or foreign sales, use, income, profits or other tax (or penalties and interest thereon); or (iv) any indebtedness, obligation, liability (contingent or otherwise) or commitment of the counterparties of any nature whatsoever.

        The Bylaws of LifePoint Medical Group—Hillside, Inc. provides that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

        The Charters of PHC-Aviation, Inc. and PHC-Tennessee, Inc. provide that the corporation shall, to the fullest extent permitted by the provisions of the TBCA, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        The Charter of Principal-Needles, Inc. provides:

          (a)   The corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any Member, Representative and Manager (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that such person is or was a Member, Representative or Manager of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, manager, representative, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). Notwithstanding the foregoing, the corporation shall not indemnify any such indemnitee (a) in any proceeding by the corporation against such indemnitee; or (b) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (i) any breach of the duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

          (b)   The rights to indemnification and advancement of expenses set forth in the paragraph above are intended to be greater than those which are otherwise provided for in the TBCA, are contractual between the corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to the above paragraph are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the TBCA, as amended from time to time. The rights to indemnification and advancement of expenses set forth in the paragraph above are nonexclusive of other similar rights which may be granted by law, this Charter, the bylaws, a resolution of the board of directors or shareholders of the corporation, or an agreement with the corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

          (c)   Any repeal or modification of the provisions of these paragraphs, either directly or by the adoption of an inconsistent provision of this Agreement, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under the provisions above which occur subsequent to the effective date of such amendment.

        (b)   SST Community Health, L.L.C. is a registered limited liability company under laws of Tennessee.

        Section 48-243-101 of the Tennessee Limited Liability Company Act (the "TLLCA") provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual's conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual's conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual's conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-243-101(c) of the TLLCA provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.

        Section 48-243-101(h) of the TLLCA authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, officer, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, officer, employee, independent contractor, or agent of the limited liability company, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b)-(c) of the TLLCA.

        Section 48-243-101(i) of the TLLCA prohibits indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.

        The Amended and Restated Operating Agreement of SST Community Health, L.L.C. provides that the Company shall indemnify and hold harmless each officer and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the TLLCA.

Texas Registrants

        (a)   Mexia-Principal, Inc., Palestine-Principal G.P., Inc. and PRHC-Ennis G.P., Inc. are incorporated under the laws of Texas.

        Section 8.051 of the Texas Business Organizations Code (the "TBOC") applies to each form of entity in Texas and states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

        Section 8.052 states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

        Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the enterprise; (B) breach of the person's duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

        Neither the Articles of Incorporation nor the Bylaws of Mexia-Principal, Inc., Palestine-Principal G.P., Inc., or PRHC-Ennis G.P., Inc. specifies the extent to which the corporation may indemnify its officers or directors.

        (b)   Texas Specialty Physicians is a non-profit corporation under the laws of Texas

        The relevant sections of the Texas Business Organizations Code (the "TBOC") referenced above may apply equally to limited liability companies to the extent they provide as such in their organizational documents.

        The Bylaws of Texas Specialty Physicians provide that it will indemnify a director, officer, member, committee member, employee, or agent of the corporation who was, is, or may be named defendant or respondent in any proceeding as a result of his or her actions or omissions within the scope of his or her official capacity in the corporation. For the purposes of this article, an agent includes one who is or was serving at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. The corporation will indemnify a person only if he or she acted in good faith and reasonably believed that his or her conduct was in the corporation's best interests. In case of a criminal proceeding, the person may be indemnified only if he or she had no reasonable cause to believe that the conduct was unlawful.

The corporation will not indemnify a person who is found liable to the corporation or is found liable to another on the basis of improperly receiving a personal benefit from the corporation. A person is conclusively considered to have been found liable in relation to any claim, issue, or matter if the person has been adjudged liable by a court of competent jurisdiction and all appeals have been exhausted. Termination of a proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent does not necessarily preclude indemnification by the corporation. In addition to the situations otherwise described in this paragraph, the corporation may indemnify a director, officer, member, committee member, employee, or agent of the corporation to the extent permitted by law. However, it will not indemnify any person in any situation in which indemnification is prohibited.

        (c)   Palestine Principal Healthcare Limited Partnership, Mexia Principal Healthcare Limited Partnership and PRHC-Ennis, L.P. are registered under the laws of Texas.

        The relevant sections of the Texas Business Organizations Code (the "TBOC") referenced above may apply equally to partnerships to the extent they provide as such in their organizational documents.

        The Amended and Restated Limited Partnership Agreement of Palestine Principal Healthcare Limited Partnership provides that the General Partner, its employees, agents and assigns, shall be indemnified by the Partnership against any and all claims, demands and losses whatsoever if: (i) the indemnitee conducted itself in good faith; and (ii) reasonably believed (a) in the case of conduct in its official capacity with the Partnership, that its conduct was in its best interests and (b) in all other cases, that its conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, it had no reasonable cause to believe its conduct was unlawful.

        Mexia Principal Healthcare Limited Partnership and PRHC-Ennis, L.P. Limited Partnership Agreements allow for indemnification to the fullest extent permitted by the laws under which it is organized.

Virginia Registrants

        (a)   Clinch Valley Medical Center, Inc., Gateway Health Alliance, Inc. and PHC-Martinsville, Inc. are incorporated under the laws of Virginia.

        Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the "Act"), a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. A corporation must indemnify a director for reasonable expenses who prevails in the defense any proceeding to which that director was a party based on that individual's status as a director. Expenses incurred by a director who is a party to a proceeding in advance of final disposition may be reimbursed by the corporation, if the director provides a signed written undertaking, executed personally or on his behalf, to repay any funds advanced if the director is not entitled to mandatory indemnification and it is ultimately determined that the director has not met the relevant standard of conduct. In addition, the Act caps the liability for monetary damages of a director or officer in a shareholder or derivative proceeding, and allows a corporation to provide complete indemnity for such actions if the indemnify is specified in the articles of incorporation or, if approved by the shareholders, in the bylaws. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Section 13.1-692.1 and 13.1-696 through 704 of the Act are incorporated into this paragraph by reference.

        The Bylaws of Clinch Valley Medical Center, Inc. provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

        The Articles of Incorporation of PHC-Martinsville, Inc. provide:

          (a)   The corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the Company as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). Notwithstanding the foregoing, the corporation shall not indemnify any such indemnitee(1) in any proceeding by the corporation against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (i) any breach of the duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful insider trading or manipulation of the market under Section 13.1-692 of the Act.

          (b)   The rights to indemnification and advancement of expenses set forth in the paragraph above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to the above paragraph are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act as amended from time to time. The rights to indemnification and advancement of expenses set forth in the paragraph above are nonexclusive of other similar rights which may be granted by law, these Articles of Incorporation, the bylaws, a resolution of the board of directors or shareholders of the corporation, or an agreement with the corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

          (c)   Any repeal or modification of the provisions of these paragraphs, either directly or by the adoption of an inconsistent provision of these Articles of Incorporation, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under the provisions above which occur subsequent to the effective date of such amendment.

        (b)   Clinch Valley Physicians Associates, LLC, Clinch Valley Pulmonology, LLC, Clinch Valley Urology, LLC, Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC and Orthopedics of Southwest Virginia, LLC are registered under the laws of Virginia.

        Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

        The Operating Agreements of Clinch Valley Physicians Associates, LLC, Clinch Valley Pulmonology, Clinch Valley Urology, LLC and Orthopedics of Southwest Virginia, LLC provide that the Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the law.

        The Operating Agreement of Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC provides:

  (a)
  the Company shall indemnify the Member or any officer of the Company (as such, an "Indemnified Party") who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (a "Proceeding"), including a Proceeding brought on behalf of the Member, because such Indemnified Party is or was a Member or officer of the Company, or is or was serving at the request of the Company as a manager, director, trustee, partner or officer of another entity, against any liability and reasonable expenses (including reasonable attorneys' fees) incurred by such Indemnified Party in connection with such Proceeding unless such Indemnified Party has engaged in willful misconduct or a knowing violation of the criminal law or has knowingly exceeded the authority granted by or pursuant to this Agreement, or unless such Proceeding is to enforce contractual obligations of a Member under this Agreement or otherwise. No amendment of this Section shall have any effect on the rights provided herein with respect to any act or omission occurring prior to such amendment.

  (b)
  The Company shall make advances or reimbursements for reasonable expenses (including attorneys' fees) incurred by any Indemnified Party claiming indemnification under this Section, unless it has been determined that such Indemnified Party is not entitled to indemnification because of a failure to meet the standards set forth in this Section. Such advances or reimbursements shall be conditioned upon receipt from the Indemnified Party claiming indemnification of a written undertaking to repay the amount of such advances or reimbursements if it is ultimately determined that such Indemnified Party is not entitled to indemnification.

  (c)
  The determination that indemnification under this Section is permissible, and the reasonableness of expenses and attorneys' fees, shall be determined by the Member. These determinations may be made before or after a claim for indemnification is made.

  (d)
  No Indemnified Party shall be entitled to indemnification pursuant to this Section to the extent such Indemnified Party is entitled to indemnification by or from another person or entity, including an insurer.

Washington Registrant

        (a)   Care Health Company, Inc. is incorporated under the laws of Washington

        Sections 23B.08.560 and 23B.08.570 of the Washington Business Corporation Act (the "WBCA") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative other than indemnification claims for (i) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (ii) unlawful distributions under

Section 23B.08.310 of the WCBA; or (iii) any transaction in which it was finally adjuged the director received a benefit to which the director was not entitled.

        The WBCA further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 23B.08.510 or Section 23B.08.520.

        The Articles of Incorporation of Care Health Company, Inc. provide that the corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitation in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the articles of incorporation, to the full extent and under all circumstances permitted by applicable law. Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right of any individual who is or was a director of the corporation which existed at the time of such repeal or modification. The Bylaws of Care Health Company, Inc. allow for indemnification to the fullest extent permitted by the laws under which it is organized.

West Virginia Registrants

        (a)   West Virginia Management Services Organization, Inc. is incorporated under the laws of West Virginia

        Sections 31D-8-851, 31D-8-852, and 31D-8-853 of the West Virginia Business Corporation Act (the "Act") generally authorizes a West Virginia corporation to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may, before the final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding because of his or her status as a director, and that individual delivers to the corporation: (1) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated by the articles of incorporation or the Act, and (2) a written agreement to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the applicable standard of conduct.

        The Articles of Incorporation of West Virginia Management Services Organization, Inc. provide that the corporation shall, to the fullest extent permitted by the law, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expense, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        The Bylaws of West Virginia Management Services Organization, Inc. provide that the Corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the Corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the Corporation or amounts paid in settlement to the Corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

        (b)   Raleigh General Hospital, LLC is registered under the laws of West Virginia.

        Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members' and managers' rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member that gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

        The Operating Agreement of Orthopedics of Raleigh General Hospital, LLC provides that the Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the West Virginia Uniform Limited Liability Company Act.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   EXHIBITS

Exhibit Number			Description of Exhibits
3.1		—	Amended and Restated Certificate of Incorporation (incorporated by reference from exhibits to the LifePoint Health, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 000-51251).
3.2		—
Seventh Amended and Restated By-Laws of LifePoint Hospitals, Inc. (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K dated November 3, 2016, File No. 000-51251).
3.3		—	Acquisition Bell Hospital, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.4		—	Acquisition Bell Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.5	*	—	AdvantagePoint Health Alliance, LLC Certificate of Formation.
3.6	*	—	AdvantagePoint Health Alliance, LLC Limited Liability Company Agreement.
3.7	*	—	AdvantagePoint Health Alliance—Blue Ridge, LLC Certificate of Formation.
3.8	*	—	AdvantagePoint Health Alliance—Blue Ridge, LLC Limited Liability Company Agreement.
3.9	*	—	AdvantagePoint Health Alliance—Fauquier, LLC Certificate of Formation.
3.10	*	—	AdvantagePoint Health Alliance—Fauquier, LLC Limited Liability Company Agreement.
3.11	*	—	AdvantagePoint Health Alliance—Great Lakes, LLC Certificate of Formation.
3.12	*	—	AdvantagePoint Health Alliance—Great Lakes, LLC Limited Liability Company Agreement.
3.13	*	—	AdvantagePoint Health Alliance—Laurel Highlands, LLC Certificate of Formation.
3.14	*	—	AdvantagePoint Health Alliance—Laurel Highlands, LLC Limited Liability Company Agreement.
3.15		—	America Management Companies, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.16		—
America Management Companies, LLC Second Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.17		—	AMG-Crockett, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.18		—	AMG-Crockett, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.19		—	AMG-Hillside, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.20		—	AMG-Hillside, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.21		—	AMG-Livingston, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.22		—	AMG-Livingston, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.23		—	AMG-Logan, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.24		—	AMG-Logan, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.25		—	AMG-Southern Tennessee, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.26		—
AMG-Southern Tennessee, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.27		—	AMG-Trinity, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.28		—	AMG-Trinity, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.29		—	Andalusia Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.30		—	Andalusia Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.31	*	—	Andalusia Professional Services, LLC (formerly NWMC-Winfield Anesthesia Physicians, LLC) Amended and Restated Certificate of Formation.
3.32	*	—	Andalusia Professional Services, LLC (formerly NWMC-Winfield Anesthesia Physicians, LLC) Amended and Restated Limited Liability Company Agreement.
3.33		—	Ashland Physician Services, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.34		—	Ashland Physician Services, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.35		—	Ashley Valley Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.36		—
Ashley Valley Medical Center, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.37		—	Ashley Valley Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.38		—
Ashley Valley Physician Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.39		—	Athens Physicians Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.40		—	Athens Physicians Practice, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.41		—	Athens Regional Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.42		—	Athens Regional Medical Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.43		—	Athens Surgery Center Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.44		—	Athens Surgery Center Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.45		—	Bell JV, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.46	*	—	Bell JV, LLC Limited Liability Company Agreement, including First Amendment.
3.47		—	Bell Physician Practices, Inc., Articles of Incorporation-Nonprofit (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.48		—	Bell Physician Practices, Inc., Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.49		—	Bolivar Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.50	—	Bolivar Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.51	—	Bourbon Community Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.52	—
Bourbon Community Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.53	—	Bourbon Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.54	—	Bourbon Physician Practice, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.55	—	Brim Hospitals, Inc. Restated Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.56	—	Brim Hospitals, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.57	—	Buffalo Trace Radiation Oncology Associates, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.58	—
Buffalo Trace Radiation Oncology Associates, LLC Operating Agreement, including Amendment (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.59	—	Care Health Company, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.60	—	Care Health Company, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.61	—	Castleview Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.62	—
Castleview Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.63	—	Castleview Medical, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.64	—	Castleview Medical, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.65	—	Castleview Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.66	—
Castleview Physician Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.67	—	Clark Regional Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.68	—	Clark Regional Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.69	—	Clinch Professional Physician Services, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.70	—	Clinch Professional Physician Services, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.71	—
Clinch Valley Medical Center, Inc. (formerly Clinch Valley Community Medical Center, Inc.) Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.72	—	Clinch Valley Medical Center, Inc. (formerly Galen-Med, Inc.) By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.73	—
Clinch Valley Physicians Associates, LLC (formerly Clinch Valley Endocrinology, LLC) Articles of Organization, as amended (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.74	—
Clinch Valley Physicians Associates, LLC Limited Liability Company Agreement (formerly Clinch Valley Endocrinology, LLC) Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.75	—	Clinch Valley Pulmonology, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.76	—	Clinch Valley Pulmonology, LLC Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.77	—	Clinch Valley Urology, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.78	—	Clinch Valley Urology, LLC Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.79		—	Colorado Plains Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.80		—	Colorado Plains Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.81	*	—	Community Hospital of Andalusia, LLC (formerly Community Hospital of Andalusia, Inc.) Certificate of Formation.
3.82	*	—	Community Hospital of Andalusia, LLC (formerly Community Hospital of Andalusia, Inc.) Limited Liability Company Agreement.
3.83		—	Community Medical, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.84		—	Community Medical, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.85		—	Community-Based Services, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.86		—	Community-Based Services, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.87		—	Crockett Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.88		—	Crockett Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.89		—	Crockett PHO, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.90		—	Crockett PHO, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.91		—	Danville Diagnostic Imaging Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.92		—	Danville Diagnostic Imaging Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.93		—	Danville Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.94		—	Danville Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.95		—	Danville Regional Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.96		—	Danville Regional Medical Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.97		—
Danville Regional Medical Center School of Health Professions, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.98		—
Danville Regional Medical Center School of Health Professions, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.99		—	DLP Partner, LLC (formerly Bullit County Hospital, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.100		—
DLP Partner, LLC (formerly Bullit County Hospital, LLC) Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.101	*	—	DLP Partner Central Carolina, LLC Certificate of Formation.
3.102	*	—	DLP Partner Central Carolina, LLC Limited Liability Company Agreement.
3.103	*	—	DLP Partner Conemaugh, LLC Certificate of Formation.
3.104	*	—	DLP Partner Conemaugh, LLC Limited Liability Company Agreement.
3.105	*	—	DLP Partner Frye, LLC Certificate of Formation.
3.106	*	—	DLP Partner Frye, LLC Limited Liability Company Agreement.
3.107		—	DLP Partner Marquette, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.108		—	DLP Partner Marquette, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.109		—	DLP Partner MedWest, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.110		—	DLP Partner MedWest, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.111		—	DLP Partner Twin County, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).

Exhibit Number			Description of Exhibits
3.112		—	DLP Partner Twin County, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.113		—	DLP Partner Wilson Rutherford, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.114		—	DLP Partner Wilson Rutherford, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.115		—	Dodge City Healthcare Group, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.116		—	Dodge City Healthcare Group, LLC Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.117		—
Dodge City Healthcare Partner, Inc. (formerly Columbia/ HCA of Dodge City) Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.118		—
Dodge City Healthcare Partner, Inc. (formerly Columbia/ HCA of Dodge City) By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.119		—	Fauquier Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.120		—	Fauquier Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.121	*	—	Fleming Medical Center, LLC Certificate of Formation.
3.122	*	—	Fleming Medical Center, LLC Limited Liability Company Agreement.
3.123	*	—	Gateway Health Alliance, Inc. Articles of Incorporation.
3.124	*	—	Gateway Health Alliance, Inc. Bylaws.
3.125		—	Georgetown Community Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.126		—
Georgetown Community Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.127		—
Georgetown Rehabilitation, LLC (formerly Pioneer Valley Hospital, LLC).Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.128		—	Georgetown Rehabilitation, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.129		—	HCK Logan Memorial, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.130		—	HCK Logan Memorial, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.131		—	HDP Andalusia, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.132		—	HDP Andalusia, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.133		—	HDP Georgetown, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.134		—	HDP Georgetown, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.135		—	Hillside Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.136		—	Hillside Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.137	*	—	Historic LifePoint Hospitals, LLC (formerly Historic LifePoint Hospitals, Inc.) Certificate of Formation.
3.138	*	—	Historic LifePoint Hospitals, LLC (formerly Historic LifePoint Hospitals, Inc.) Limited Liability Company Agreement.
3.139	*	—	Home Health Partner, LLC Certificate of Formation.
3.140	*	—	Home Health Partner, LLC Limited Liability Company Agreement.
3.141		—
HRMC, LLC (formerly Havasu Regional Medical Center, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.142		—	HRMC, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.143	*	—	HSC Credentialing Support Services, LLC Certificate of Formation.
3.144	*	—	HSC Credentialing Support Services, LLC Limited Liability Company Agreement.
3.145		—
HSCGP, LLC (formerly LifePoint CSGP, LLC) Amended and Restated Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).

Exhibit Number		Description of Exhibits
3.146	—	HSCGP, LLC (formerly LifePoint CSGP, LLC) Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.147	—
HSC Manager, LLC (formerly Hurricane Healthcare Partner, LLC) Amended and Restated Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.148	—
HSC Manager, LLC (formerly Hurricane Healthcare Partner, LLC) Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.149	—	Intentionally omitted.
3.150	—	Intentionally omitted.
3.151	—	Kansas Healthcare Management Company, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.152	—	Kansas Healthcare Management Company, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.153	—	Kansas Healthcare Management Services, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.154	—
Kansas Healthcare Management Services, LLC Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.155	—	Kentucky Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.156	—	Kentucky Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.157	—	Kentucky Medserv, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.158	—	Kentucky Medserv, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.159	—	Kentucky MSO, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.160	—	Kentucky MSO, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.161	—	Kentucky Physician Services, Inc. Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.162	—	Kentucky Physician Services, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.163	—	Lake Cumberland Cardiology Associates, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.164	—	Lake Cumberland Cardiology Associates, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.165	—	Lake Cumberland Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.166	—	Lake Cumberland Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.167	—	Lake Cumberland Regional Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.168	—
Lake Cumberland Regional Hospital, LLC Second Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.169	—
Lake Cumberland Regional Physician Hospital Organization, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.170	—
Lake Cumberland Regional Physician Hospital Organization, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.171	—
Lakeland Community Hospital, LLC (formerly Burdick West Medical Center, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.172	—
Lakeland Community Hospital, LLC (formerly Burdick West Medical Center, LLC) Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.173	—
Lakeland Physician Practices, LLC (formerly Burdick West Physician Practices, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.174	—
Lakeland Physician Practices, LLC (formerly Burdick West Physician Practices, LLC) Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.175	—	Lander Valley Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.176	—	Lander Valley Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.177	—	Las Cruces Cardiology Group, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.178	—	Las Cruces Cardiology Group, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.179	—	Las Cruces Endoscopy Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.180	—	Las Cruces Endoscopy Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.181	—	Las Cruces Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.182	—	Las Cruces Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.183	—	LCMC MRI, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.184	—	LCMC MRI, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.185	—	LCMC PET, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.186	—	LCMC PET, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.187	—	LHSC, LLC (formerly LOSCO, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.188	—	LHSC, LLC (formerly LOSCO, LLC) Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.189	—	LifePoint Acquisition Corp. Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.190	—	LifePoint Acquisition Corp. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.191		—	LifePoint Billing Services, LLC (formerly America Group, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.192		—
LifePoint Billing Services, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.193		—
LifePoint Corporate Services, General Partnership Statement of Partnership Existence (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.194		—
LifePoint Corporate Services, General Partnership Agreement of General Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.195		—	LifePoint CSLP, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.196		—	LifePoint CSLP, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.197		—	LifePoint Holdings 2, LLC Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.198		—	LifePoint Holdings 2, LLC Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.199	*	—	LifePoint Hospitals Holdings, LLC (formerly LifePoint Hospitals Holdings, Inc.) Certificate of Formation.
3.200	*	—	LifePoint Hospitals Holdings, LLC (formerly LifePoint Hospitals Holdings, Inc.) Limited Liability Company Agreement.
3.201		—
LifePoint Medical Group-Hillside, Inc. (formerly Columbia Medical Group-Hillside, Inc.) Charter (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.202		—
LifePoint Medical Group-Hillside, Inc. (formerly Columbia Medical Group-Hillside, Inc.) By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.203	*	—	LifePoint NMTC, LLC Certificate of Formation.
3.204	*	—	LifePoint NMTC, LLC Limited Liability Company Agreement.
3.205		—	LifePoint of Kentucky, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.206		—	LifePoint of Kentucky, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.207		—
LifePoint of Lake Cumberland, LLC (formerly Lake Cumberland, LLC) Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.208		—	LifePoint of Lake Cumberland, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.209	*	—	LifePoint PSO, LLC Certificate of Formation.
3.210	*	—	LifePoint PSO, LLC Limited Liability Company Agreement.
3.211		—
LifePoint RC, Inc. (formerly Columbia America RC, Inc.) Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.212		—	LifePoint RC, Inc. (formerly Columbia America RC, Inc.) By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.213		—	LifePoint VA Holdings, Inc. Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.214		—	LifePoint VA Holdings, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.215		—	LifePoint WV Holdings, Inc. Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.216		—	LifePoint WV Holdings, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.217		—	Livingston Regional Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.218		—
Livingston Regional Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.219		—	Logan General Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.220		—	Logan General Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.221		—	Logan Healthcare Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.222		—	Logan Healthcare Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.223		—	Logan Medical, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.224		—	Logan Medical, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.225	—	Logan Memorial Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.226	—
Logan Memorial Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.227	—	Logan Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.228	—	Logan Physician Practice, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.229	—	Los Alamos Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.230	—	Los Alamos Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.231	—	Martinsville Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.232	—	Martinsville Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.233	—	Meadowview Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.234	—
Meadowview Physician Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.235	—	Meadowview Regional Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.236	—
Meadowview Regional Medical Center, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.237	—	Meadowview Rights, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.238	—	Meadowview Rights, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.239	—
Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC Certificate of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.240		—	Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.241		—	Memorial Prompt Care, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.242		—	Memorial Prompt Care, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.243		—
Mercy Physician Practices, LLC (formerly Ville Platte Physician Practices, LLC) Certificate of Formation, as amended (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.244		—
Mercy Physician Practices, LLC (formerly Ville Platte Physician Practices, LLC) Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.245		—
Mexia Principal Healthcare Limited Partnership Certificate of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.246		—
Mexia Principal Healthcare Limited Partnership Limited Partnership Agreement, including Amendment (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.247		—	Mexia-Principal, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.248		—	Mexia-Principal, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.249		—	Minden Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.250		—
Minden Physician Practices, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.251	*	—	My HealthPoint, LLC Certificate of Formation.
3.252	*	—	My HealthPoint, LLC Limited Liability Company Agreement.
3.253	*	—	Nason Medical Center, LLC Certificate of Formation.
3.254	*	—	Nason Medical Center, LLC Limited Liability Company Agreement.
3.255	*	—	Nason Physician Practices, LLC Certificate of Formation.
3.256	*	—	Nason Physician Practices, LLC Limited Liability Company Agreement.
3.257		—	Northeastern Nevada Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.258	—	Northeastern Nevada Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.259	—	Northwest Medical Center-Winfield, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.260	—	Northwest Medical Center-Winfield, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.261	—	Norton Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.262	—	Norton Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.263	—	NWMC-Winfield Hospitalist Physicians, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.264	—	NWMC-Winfield Hospitalist Physicians, Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.265	—	NWMC-Winfield Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.266	—	NWMC-Winfield Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.267	—
OmniPoint Surgical Associates, LLC (formerly AMG-Hilcrest, LLC) Certificate of Formation, as amended (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.268	—
OmniPoint Surgical Associates, LLC (formerly AMG-Hilcrest, LLC) Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.269	—	Opelousas Imaging Center Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.270	—	Opelousas Imaging Center Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.271	—	Opelousas PET/CT Imaging Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.272	—	Opelousas PET/CT Imaging Center, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.273	—	Orthopedics of Southwest Virginia, LLC Certificate of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.274	—
Orthopedics of Southwest Virginia, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.275	—	Palestine-Principal G.P., Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.276	—	Palestine-Principal G.P., Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.277	—
Palestine Principal Healthcare Limited Partnership Certificate of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.278	—
Palestine Principal Healthcare Limited Partnership Amended and Restated Limited Partnership Agreement, including Amendment (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.279	—	PHC-Ashland, L.P. Certificate of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.280	—	PHC-Ashland, L.P. Agreement of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.281	—	PHC-Aviation, Inc. Charter (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.282	—	PHC-Aviation, Inc. By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.283	—	PHC-Cleveland, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.284	—	PHC-Cleveland, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.285	—	PHC-Elko, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.286	—	PHC-Elko, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.287	—	PHC-Fort Mohave, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.288	—	PHC-Fort Mohave, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.289	—	PHC-Fort Morgan, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.290	—	PHC-Fort Morgan, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.291	—	PHC-Lake Havasu, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.292	—	PHC-Lake Havasu, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.293	—	PHC-Lakewood, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.294	—	PHC-Lakewood, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.295	—	PHC-Las Cruces, Inc. Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.296	—	PHC-Las Cruces, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.297	—	PHC-Los Alamos, Inc. Certificate of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.298	—	PHC-Los Alamos, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.299	—	PHC-Louisiana, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.300	—	PHC-Louisiana, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.301	—	PHC-Martinsville, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.302	—	PHC-Martinsville, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.303	—	PHC-Minden G.P., Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.304	—	PHC-Minden G.P., Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.305	—
PHC-Minden, L.P. Partnership Registration Form attaching Agreement of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.306	—	PHC-Minden, L.P. Agreement of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.307	—
PHC-Morgan City, L.P. Partnership Registration Form attaching Articles of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.308		—	PHC-Morgan City, L.P. Amended and Restated Articles of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.309		—	PHC-Morgan Lake, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.310		—	PHC-Morgan Lake, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.311		—	PHC-Selma LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.312		—	PHC-Selma LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.313		—	PHC-Tennessee, Inc. Charter (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.314		—	PHC-Tennessee, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.315	*	—	Piedmont Partner, LLC Certificate of Formation.
3.316	*	—	Piedmont Partner, LLC Limited Liability Company Agreement.
3.317		—	PineLake Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.318		—
PineLake Physician Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.319		—	PineLake Regional Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.320		—
PineLake Regional Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.321		—	Poitras Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.322		—	Poitras Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.323		—	Portage Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.324		—	Portage Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.325		—	PRHC-Alabama, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.326		—	PRHC-Alabama, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.327		—
PRHC-Ennis G.P. Inc. (formerly PHC-Trinity Valley, Inc.) Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.328		—	PRHC-Ennis G.P. Inc. (formerly PHC-Trinity Valley, Inc.) By-Laws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.329		—
PRHC-Ennis, L.P. (formerly PHC-Palestine (Trinity), L.P.) Certificate of Limited Partnership (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.330		—
PRHC-Ennis, L.P. (formerly PHC-Palestine (Trinity), L.P.) Agreement of Limited Partnership including Amendment No. 1 (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.331		—	Principal Hospital Company of Nevada, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.332		—	Principal Hospital Company of Nevada, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.333		—	Principal Knox, L.L.C. Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.334		—
Principal Knox, L.L.C. Second Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.335		—	Principal-Needles, Inc. Charter (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.336		—	Principal-Needles, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.337	*	—	Professional Billing Services, LLC Certificate of Formation.
3.338	*	—	Professional Billing Services, LLC Limited Liability Company Agreement.
3.339	*	—	Providence Group Practices, LLC Certificate of Formation.
3.340	*	—	Providence Group Practices, LLC Limited Liability Company Agreement.
3.341	*	—	Providence Group Practices II, LLC Certificate of Formation.
3.342	*	—	Providence Group Practices II, LLC Limited Liability Company Agreement.
3.343	*	—	Providence Holding Company, LLC Certificate of Formation.
3.344	*	—	Providence Holding Company, LLC Limited Liability Company Agreement.
3.345	*	—	Providence Hospital, LLC Certificate of Formation.
3.346	*	—	Providence Hospital, LLC Limited Liability Company Agreement.

Exhibit Number			Description of Exhibits
3.347	*	—	Providence Physician Practices, LLC Certificate of Formation.
3.348	*	—	Providence Physician Practices, LLC Limited Liability Company Agreement.
3.349	*	—	Province Healthcare Company, LLC (formerly Province Healthcare Company) Certificate of Formation.
3.350	*	—	Province Healthcare Company, LLC (formerly Province Healthcare Company) Limited Liability Company Agreement.
3.351		—	R. Kendall Brown Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.352		—
R. Kendall Brown Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.353		—	Raleigh General Hospital, LLC Articles of Organization (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.354		—	Raleigh General Hospital, LLC Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.355		—	River Parishes Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.356		—	River Parishes Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.357		—	River Parishes Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.358		—	River Parishes Partner, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.359		—	River Parishes Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.360		—	River Parishes Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.361		—	Riverton Memorial Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.362		—
Riverton Memorial Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number		Description of Exhibits
3.363	—	Riverton Oncology Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.364	—	Riverton Oncology Practice, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.365	—	Riverton Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.366	—
Riverton Physician Practices, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.367	—	Riverview Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.368	—
Riverview Medical Center, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.369	—	Riverview Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.370	—	Riverview Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.371	—	Russellville Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.372	—	Russellville Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.373	—	Russellville Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.374	—	Russellville Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.375	—	Select Healthcare, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.376	—	Select Healthcare, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.377	—	Selma Diagnostic Imaging, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.378		—	Selma Diagnostic Imaging, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.379	*	—	Shared Business Services, LLC Certificate of Formation.
3.380	*	—	Shared Business Services, LLC Limited Liability Company Agreement.
3.381		—	Siletchnik Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.382		—	Siletchnik Practice, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.383		—	Smith County Memorial Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.384		—
Smith County Memorial Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.385		—	Somerset Surgery Partner, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.386		—
Somerset Surgery Partner, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.387		—	Southern Tennessee EMS, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.388		—
Southern Tennessee EMS, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.389		—	Southern Tennessee Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.390		—	Southern Tennessee Medical Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.391		—	Southern Tennessee PHO, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.392		—	Southern Tennessee PHO, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.393		—
Spring View Hospital, LLC Certificate of Formation Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.394		—	Spring View Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.395		—	Spring View Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.396		—	Spring View Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.397		—	Springhill Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.398		—
Springhill Medical Center, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.399		—	SST Community Health, L.L.C. Articles of Organization, as amended (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.400		—	SST Community Health, L.L.C. Amended and Restated Operating Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.401	*	—	St. Francis Affiliated Services, LLC Certificate of Formation.
3.402	*	—	St. Francis Affiliated Services, LLC Limited Liability Company Agreement.
3.403	*	—	St. Francis Health, LLC Certificate of Formation.
3.404	*	—	St. Francis Health, LLC Limited Liability Company Agreement.
3.405	*	—	St. Francis Physician Practices, LLC Certificate of Formation.
3.406	*	—	St. Francis Physician Practices, LLC Limited Liability Company Agreement.
3.407		—	Sumner Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.408		—	Sumner Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.409		—	Sumner Real Estate Holdings, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.410		—	Sumner Real Estate Holdings, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.411		—	Sumner Regional Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.412		—	Sumner Regional Medical Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.413	*	—	Teche Regional Physician Practices, LLC Certificate of Formation.
3.414	*	—	Teche Regional Physician Practices, LLC Limited Liability Company Agreement.
3.415		—	Texas Specialty Physicians Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.416		—	Texas Specialty Physicians Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.417		—	Intentionally omitted.
3.418		—	Intentionally omitted.
3.419		—	THM Physician Practice, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.420		—
THM Physician Practice, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.421		—	Trousdale Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.422		—	Trousdale Medical Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.423		—	Trousdale Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.424		—	Trousdale Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated July 11, 2014, File No. 333-197380).
3.425	*	—	Two Rivers Physician Practices, LLC Certificate of Formation.
3.426	*	—	Two Rivers Physician Practices, LLC Limited Liability Company Agreement.
3.427		—	Valley View Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.428		—	Valley View Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.429		—	Vaughan Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.430		—	Vaughan Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.431		—	Ville Platte Medical Center, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.432		—	Ville Platte Medical Center, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.433	*	—	Watertown Partner, LLC Certificate of Formation.
3.434	*	—	Watertown Partner, LLC Limited Liability Company Agreement.
3.435		—	West Virginia Management Services Organization, Inc. Articles of Incorporation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.436		—	West Virginia Management Services Organization, Inc. Bylaws (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.437		—	Western Plains Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.438		—	Western Plains Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.439		—	Western Plains Regional Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.440		—
Western Plains Regional Hospital, LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.441		—	Woodford Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.442		—	Woodford Hospital, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.443		—	Wythe County Community Hospital, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.444		—	Wythe County Community Hospital LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).

Exhibit Number			Description of Exhibits
3.445		—	Wythe County Physician Practices, LLC Certificate of Formation (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
3.446		—	Wythe County Physician Practices, LLC Limited Liability Company Agreement (incorporated by reference from exhibits to LifePoint Hospitals, Inc. Form S-4 dated May 6, 2011, File No. 333-174014).
4.1		—
Indenture, dated as of May 26, 2016, by and among LifePoint Health, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A. as trustee (including the Form of 5.375% Senior Note due 2024) (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K dated May 26, 2016, File No. 000-51251).
4.2		—
Registration Rights Agreement, dated as of May 26, 2016, by and among LifePoint Health, Inc., the Guarantors (as defined therein) and Goldman, Sachs & Co. as representative of the several initial purchasers (incorporated by reference from exhibits to the LifePoint Health, Inc. Current Report on Form 8-K dated May 26, 2016, File No. 000-51251).
5.1	*	—	Opinion of White & Case LLP.
5.2	*	—	Opinion of Coppersmith Brockelman PLC.
5.3	*	—	Opinions of Gordon Rees Scully Mansukhani, LLP.
5.4	*	—	Opinion of Bryan Cave LLP.
5.5	*	—	Opinions of Hancock, Daniel, Johnson & Nagle, P.C.
5.6	*	—	Opinion of Taylor, Porter, Brooks & Phillips, L.L.P.
5.7	*	—	Opinion of Plunkett Cooney, P.C.
5.8	*	—	Opinion of Lewis Roca Rothgerber Christie LLP.
5.9	*	—	Opinion of Stradley Ronon Stevens & Young, LLP.
5.10	*	—	Opinions of Waller Lansden Dortch & Davis, LLP.
12.1		—
Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to LifePoint Health, Inc.'s annual report on Form 10-K for the year ended December 31, 2016, File No. 000-51251).
21.1		—	List of Subsidiaries (incorporated herein by reference to LifePoint Health, Inc.'s annual report on Form 10-K for the year ended December 31, 2016, File No. 000-51251).
23.1	*	—	Consent of Independent Registered Public Accounting Firm.
23.2	*	—	Consent of White & Case LLP (included in its opinion filed as Exhibit 5.1).
24.1	*	—	Powers of Attorney (included in signature pages hereto).
25.1	*	—
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, dated May 26, 2016 by and among LifePoint Health, Inc., the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee.
99.1	*	—	Form of Letter of Transmittal.

Exhibit Number			Description of Exhibits
99.2	*	—	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3	*	—	Form of Letter to Clients.

*
Filed herewith

(b)   FINANCIAL STATEMENT SCHEDULES

        Financial schedules are omitted because they are not applicable or the information is incorporated herein by reference.

ITEM 22.    UNDERTAKINGS

        (a)   The undersigned registrants hereby undertake:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrants hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (f)    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (g)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, LifePoint Health, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

LifePoint Health, Inc.
By:	/s/ WILLIAM F. CARPENTER III William F. Carpenter III Chief Executive Officer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM F. CARPENTER III William F. Carpenter III	Chairman and Chief Executive Officer, Director (Principal Executive Officer)	February 28, 2017
/s/ MICHAEL S. COGGIN Michael S. Coggin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017
/s/ KERMIT R. CRAWFORD Kermit R. Crawford	Director	February 28, 2017
/s/ RICHARD H. EVANS Richard H. Evans	Lead Director	February 28, 2017
/s/ MICHAEL P. HALEY Michael P. Haley	Director	February 28, 2017

Signature	Title	Date

/s/ MARGUERITE W. KONDRACKE Marguerite W. Kondracke	Director	February 28, 2017
/s/ JOHN E. MAUPIN, JR. John E. Maupin, Jr.	Director	February 28, 2017
/s/ JANA R. SCHREUDER Jana R. Schreuder	Director	February 28, 2017
/s/ REED V. TUCKSON Reed V. Tuckson	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Bell Physician Practices, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ MELISSA WADDEY Melissa Waddey	President, Director	February 28, 2017
/s/ JENNIFER C. PETERS Jennifer C. Peters	Director	February 28, 2017
/s/ VICTOR E. GIOVANETTI Victor E. Giovanetti	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Brim Hospitals, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Care Health Company, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Clinch Valley Medical Center, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ VICTOR E. GIOVANETTI Victor E. Giovanetti	President, Director	February 28, 2017
/s/ CONRAD DEESE Conrad Deese	Chief Financial Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Dodge City Healthcare Partner, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Historic LifePoint Hospitals, LLC Province Healthcare Company, LLC
REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants) By: Sole Member, Historic LifePoint Hospitals, LLC
REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants) By: Sole Member, Province Healthcare Company, LLC
By: Sole Member, LifePoint Health, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM F. CARPENTER III William F. Carpenter III	Chairman and Chief Executive Officer, Director (Principal Executive Officer)	February 28, 2017
/s/ MICHAEL S. COGGIN Michael S. Coggin	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2017

Signature	Title	Date

/s/ KERMIT R. CRAWFORD Kermit R. Crawford	Director	February 28, 2017
/s/ RICHARD H. EVANS Richard H. Evans	Director	February 28, 2017
/s/ MICHAEL P. HALEY Michael P. Haley	Director	February 28, 2017
/s/ MARGUERITE W. KONDRACKE Marguerite W. Kondracke	Director	February 28, 2017
/s/ JOHN E. MAUPIN, JR. John E. Maupin, Jr.	Director	February 28, 2017
/s/ JANA R. SCHREUDER Jana R. Schreuder	Director	February 28, 2017
/s/ REED V. TUCKSON Reed V. Tuckson	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Kansas Healthcare Management Company, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Kentucky Physician Services, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ MELISSA WADDEY Melissa Waddey	President, Director	February 28, 2017
/s/ JENNIFER C. PETERS Jennifer C. Peters	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

LifePoint Acquisition Corp.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

LifePoint Medical Group—Hillside, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ MELISSA WADDEY Melissa Waddey	President, Director	February 28, 2017
/s/ JENNIFER C. PETERS Jennifer C. Peters	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

LifePoint RC, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

LifePoint VA Holdings, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

LifePoint WV Holdings, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Memorial Hospital of Martinsville & Henry County Ambulatory Surgery Center, LLC By: Sole Member PHC-Martinsville, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ VICTOR E. GIOVANETTI Victor E. Giovanetti	President, Director	February 28, 2017
/s/ CONRAD DEESE Conrad Deese	Chief Financial Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Mexia-Principal, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Palestine-Principal G.P., Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Palestine Principal Healthcare Limited Partnership By: General Partner Palestine-Principal G.P., Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Palestine Principal Healthcare Limited Partnership By: Limited Partner Principal Hospital Company of Nevada, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Aviation, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Cleveland, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ R. SCOTT RAPLEE R. Scott Raplee	President, Director	February 28, 2017
/s/ JONATHAN C. WALL Jonathan C. Wall	Chief Financial Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Elko, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Fort Mohave, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Fort Morgan, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Lake Havasu, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Lakewood, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Las Cruces, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Los Alamos, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Louisiana, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Martinsville, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ VICTOR E. GIOVANETTI Victor E. Giovanetti	President, Director	February 28, 2017
/s/ CONRAD DEESE Conrad Deese	Chief Financial Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Minden G.P., Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Morgan Lake, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Tennessee, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PRHC-Ennis G.P., Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Principal Hospital Company of Nevada, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Principal-Needles, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Texas Specialty Physicians
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ MELISSA WADDEY Melissa Waddey	President	February 28, 2017
/s/ PHILLIP JONES M.D. Phillip Jones M.D.	Director	February 28, 2017
/s/ ROBERT BLACKWELL, M.D. Robert Blackwell, M.D.	Director	February 28, 2017
/s/ JERRY W. SIMMONS, M.D. Jerry W. Simmons, M.D.	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

West Virginia Management Services Organization, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ VICTOR E. GIOVANETTI Victor E. Giovanetti	President, Director	February 28, 2017
/s/ CONRAD DEESE Conrad Deese	Chief Financial Officer, Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Raleigh General Hospital, LLC By: Sole Member LifePoint WV Holdings, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Ashland Physician Services, LLC By: Sole Member PHC-Ashland, L.P.
By: General Partner PHC-Tennessee, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Ashland Physician Services, LLC By: Sole Member PHC-Ashland, L.P.
By: Limited Partner Principal Hospital Company of Nevada, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

HRMC, LLC By: Sole Member PHC-Lake Havasu, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Kansas Healthcare Management Services, LLC By: General Member Kansas Healthcare Management Company, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

REGISTRANTS
Clinch Professional Physician Services, LLC
Clinch Valley Physicians Associates, LLC
Clinch Valley Pulmonology, LLC
Clinch Valley Urology, LLC
Orthopedics of Southwest Virginia, LLC
By: Sole Member
LifePoint VA Holdings, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

Mexia Principal Healthcare Limited Partnership By: General Partner Mexia-Principal, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

REGISTRANTS
Mexia Principal Healthcare Limited Partnership PHC-Ashland, L.P. PRHC-Ennis, L.P. By: Limited Partner Principal Hospital Company of Nevada, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Ashland, L.P. By: General Partner PHC-Tennessee, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ DAVID M. DILL David M. Dill	President, Director	February 28, 2017
/s/ CHRISTY S. GREEN Christy S. Green	Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Minden, L.P. By: General Partner PHC-Minden G.P., Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

REGISTRANTS
PHC-Minden, L.P. By: Limited Partner PHC-Louisiana, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Morgan City, L.P. By: General Partner PHC-Lakewood, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PHC-Morgan City, L.P. By: Limited Partner PHC-Morgan Lake, Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 28th day of February, 2017.

PRHC-Ennis, L.P. By: General Partner PRHC-Ennis G.P., Inc.
By:	/s/ J. MICHAEL GROOMS J. Michael Grooms Vice President and Treasurer

        We, the undersigned directors and officers, do hereby severally constitute and appoint Christy S. Green and J. Michael Grooms, and each of them severally, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post- effective amendments) hereto and any related registration statement and amendments thereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL GROOMS J. Michael Grooms	Vice President and Treasurer	February 28, 2017
/s/ ROBERT N. KLEIN Robert N. Klein	President, Director	February 28, 2017
/s/ BRADLEY R. OWENS Bradley R. Owens	Chief Operations Officer, Director	February 28, 2017

Schedule I: Registrants

AMG-HILLSIDE, LLC
By: LifePoint Medical Group—Hillside, Inc.
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

BOURBON COMMUNITY HOSPITAL, LLC
BOURBON PHYSICIAN PRACTICE, LLC
BUFFALO TRACE RADIATION ONCOLOGY ASSOCIATES, LLC
FLEMING MEDICAL CENTER, LLC
GEORGETOWN COMMUNITY HOSPITAL, LLC
HCK LOGAN MEMORIAL, LLC
KENTUCKY MSO, LLC
LOGAN MEMORIAL HOSPITAL, LLC
LOGAN PHYSICIAN PRACTICE, LLC
MEADOWVIEW PHYSICIAN PRACTICE, LLC
MEADOWVIEW REGIONAL MEDICAL CENTER, LLC
PINELAKE PHYSICIAN PRACTICE, LLC
PINELAKE REGIONAL HOSPITAL, LLC
R. KENDALL BROWN PRACTICE, LLC
SILETCHNIK PRACTICE, LLC
WOODFORD HOSPITAL, LLC
By: LifePoint of Kentucky, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

DANVILLE REGIONAL MEDICAL CENTER SCHOOL OF HEALTH PROFESSIONS, LLC
GATEWAY HEALTH ALLIANCE, INC.
TWO RIVERS PHYSICIAN PRACTICES, LLC
By: Danville Regional Medical Center, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

LAKE CUMBERLAND CARDIOLOGY ASSOCIATES, LLC
LAKE CUMBERLAND PHYSICIAN PRACTICES, LLC
LAKE CUMBERLAND REGIONAL HOSPITAL, LLC
LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC
LCMC MRI, LLC
LCMC PET, LLC
SOMERSET SURGERY PARTNER, LLC
By: LifePoint of Lake Cumberland, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

OPELOUSAS PET/CT IMAGING CENTER, LLC
By: Opelousas Imaging Center Partner, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

PROVIDENCE GROUP PRACTICES, LLC
PROVIDENCE GROUP PRACTICES II, LLC
PROVIDENCE HOSPITAL, LLC
PROVIDENCE PHYSICIAN PRACTICES, LLC
By: Providence Holding Company, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

SST COMMUNITY HEALTH, L.L.C.
By: Sumner Regional Medical Center, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

ACQUISITION BELL HOSPITAL, LLC
AMG-CROCKETT, LLC
AMG-LIVINGSTON, LLC
AMG-LOGAN, LLC
AMG-SOUTHERN TENNESSEE, LLC
AMG-TRINITY, LLC
ANDALUSIA PHYSICIAN PRACTICES, LLC
ANDALUSIA PROFESSIONAL SERVICES, LLC
ATHENS PHYSICIANS PRACTICE, LLC
ATHENS REGIONAL MEDICAL CENTER, LLC
ATHENS SURGERY CENTER PARTNER, LLC
BELL JV, LLC
CLARK REGIONAL PHYSICIAN PRACTICES, LLC
COMMUNITY-BASED SERVICES, LLC
COMMUNITY MEDICAL, LLC
COMMUNITY HOSPITAL OF ANDALUSIA, LLC
CROCKETT HOSPITAL, LLC
CROCKETT PHO, LLC
DANVILLE DIAGNOSTIC IMAGING CENTER, LLC
DANVILLE PHYSICIAN PRACTICES, LLC
DANVILLE REGIONAL MEDICAL CENTER, LLC
DLP PARTNER, LLC
DLP PARTNER CENTRAL CAROLINA, LLC
DLP PARTNER CONEMAUGH, LLC
DLP PARTNER FRYE, LLC
DLP PARTNER MARQUETTE, LLC
DLP PARTNER MEDWEST, LLC
DLP PARTNER TWIN COUNTY, LLC
DLP PARTNER WILSON RUTHERFORD, LLC
FAUQUIER PARTNER, LLC
GEORGETOWN REHABILITATION, LLC
HDP ANDALUSIA, LLC
HDP GEORGETOWN, LLC
HILLSIDE HOSPITAL, LLC
HSC MANAGER, LLC
KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC
KENTUCKY HOSPITAL, LLC
KENTUCKY MEDSERV, LLC
LAKELAND COMMUNITY HOSPITAL, LLC
LAKELAND PHYSICIAN PRACTICES, LLC
LHSC, LLC
LIFEPOINT OF KENTUCKY, LLC
LIFEPOINT OF LAKE CUMBERLAND, LLC
LIVINGSTON REGIONAL HOSPITAL, LLC
LOGAN MEDICAL, LLC
MEADOWVIEW RIGHTS, LLC
MERCY PHYSICIAN PRACTICES, LLC
NASON MEDICAL CENTER, LLC
NASON PHYSICIAN PRACTICES, LLC

NORTHWEST MEDICAL CENTER—WINFIELD, LLC
NORTON PARTNER, LLC
NWMC—WINFIELD HOSPITALIST PHYSICIANS, LLC
NWMC—WINFIELD PHYSICIAN PRACTICES, LLC
OMNIPOINT SURGICAL ASSOCIATES, LLC
OPELOUSAS IMAGING CENTER PARTNER, LLC
PIEDMONT PARTNER, LLC
PORTAGE PARTNER, LLC
PROFESSIONAL BILLING SERVICES, LLC
PROVIDENCE HOLDING COMPANY, LLC
RIVER PARISHES HOSPITAL, LLC
RIVER PARISHES PARTNER, LLC
RIVER PARISHES PHYSICIAN PRACTICES, LLC
RIVERVIEW MEDICAL CENTER, LLC
RIVERVIEW PHYSICIAN PRACTICES, LLC
RUSSELLVILLE HOSPITAL, LLC
RUSSELLVILLE PHYSICIAN PRACTICES, LLC
SELECT HEALTHCARE, LLC
SMITH COUNTY MEMORIAL HOSPITAL, LLC
SOUTHERN TENNESSEE EMS, LLC
SOUTHERN TENNESSEE MEDICAL CENTER, LLC
SOUTHERN TENNESSEE PHO, LLC
SPRING VIEW HOSPITAL, LLC
SPRING VIEW PHYSICIAN PRACTICES, LLC
SPRINGHILL MEDICAL CENTER, LLC
ST. FRANCIS AFFILIATED SERVICES, LLC
ST. FRANCIS HEALTH, LLC
ST. FRANCIS PHYSICIAN PRACTICES, LLC
SUMNER PHYSICIAN PRACTICES, LLC
SUMNER REAL ESTATE HOLDINGS, LLC
SUMNER REGIONAL MEDICAL CENTER, LLC
THM PHYSICIAN PRACTICE, LLC
TROUSDALE MEDICAL CENTER, LLC
TROUSDALE PHYSICIAN PRACTICES, LLC
VILLE PLATTE MEDICAL CENTER, LLC
WATERTOWN PARTNER, LLC
WYTHE COUNTY COMMUNITY HOSPITAL, LLC
WYTHE COUNTY PHYSICIAN PRACTICES, LLC
By: LifePoint Holdings 2, LLC
By: LifePoint Hospitals Holdings, LLC

ADVANTAGEPOINT HEALTH ALLIANCE—BLUE RIDGE, LLC
ADVANTAGEPOINT HEALTH ALLIANCE—FAUQUIER, LLC
ADVANTAGEPOINT HEALTH ALLIANCE—GREAT LAKES, LLC
ADVANTAGEPOINT HEALTH ALLIANCE—LAUREL HIGHLANDS, LLC
By: AdvantagePoint Health Alliance, LLC
By: LifePoint Hospitals Holdings, LLC

AMERICA MANAGEMENT COMPANIES, LLC
LIFEPOINT BILLING SERVICES, LLC
By: LifePoint Corporate Services, General Partnership
By: LifePoint Hospitals Holdings, LLC

LIFEPOINT CORPORATE SERVICES, GENERAL PARTNERSHIP
By: Limited Partner, LifePoint CSLP, LLC
By: General Partner, HSCGP, LLC
By: LifePoint Hospitals Holdings, LLC

CASTLEVIEW HOSPITAL, LLC
CASTLEVIEW PHYSICIAN PRACTICE, LLC
By: Castleview Medical, LLC
By: LifePoint Hospitals Holdings, LLC

DODGE CITY HEALTHCARE GROUP, LLC
By: Western Plains Regional Hospital, LLC
By: LifePoint Hospitals Holdings, LLC

LOGAN HEALTHCARE PARTNER, LLC
By: Logan General Hospital, LLC
By: LifePoint Hospitals Holdings, LLC

WESTERN PLAINS PHYSICIAN PRACTICES, LLC
By: Dodge City Healthcare Group. LLC
By: Western Plains Regional Hospital, LLC
By: LifePoint Hospitals Holdings, LLC

ADVANTAGEPOINT HEALTH ALLIANCE, LLC
ASHLEY VALLEY MEDICAL CENTER, LLC
ASHLEY VALLEY PHYSICIAN PRACTICE, LLC
CASTLEVIEW MEDICAL, LLC
HOME HEALTH PARTNER, LLC
HSC CREDENTIALING SUPPORT SERVICES, LLC
HSCGP, LLC
LANDER VALLEY PHYSICIAN PRACTICES, LLC
LIFEPOINT CSLP, LLC
LIFEPOINT HOLDINGS 2, LLC
LIFEPOINT NMTC, LLC
LIFEPOINT PSO, LLC
LOGAN GENERAL HOSPITAL, LLC
MY HEALTHPOINT, LLC
POITRAS PRACTICE, LLC
RIVERTON ONCOLOGY PRACTICE, LLC
RIVERTON PHYSICIAN PRACTICES, LLC
RIVERTON MEMORIAL HOSPITAL, LLC
SHARED BUSINESS SERVICES, LLC
WESTERN PLAINS REGIONAL HOSPITAL, LLC
By: LifePoint Hospitals Holdings, LLC

LIFEPOINT HOSPITALS HOLDINGS, LLC

 Schedule II: Registrants

BOLIVAR PHYSICIAN PRACTICES, LLC
COLORADO PLAINS PHYSICIAN PRACTICES, LLC
LAS CRUCES CARDIOLOGY GROUP, LLC
LAS CRUCES ENDOSCOPY PARTNER, LLC
LAS CRUCES PHYSICIAN PRACTICES, LLC
LOS ALAMOS PHYSICIAN PRACTICES, LLC
MARTINSVILLE PHYSICIAN PRACTICES, LLC
MEMORIAL PROMPT CARE, LLC
MINDEN PHYSICIAN PRACTICES, LLC
NORTHEASTERN NEVADA PHYSICIAN PRACTICES, LLC
PHC-SELMA, LLC
PRHC-ALABAMA, LLC
PRINCIPAL KNOX, L.L.C.
TECHE REGIONAL PHYSICIAN PRACTICES, LLC
VALLEY VIEW PHYSICIAN PRACTICES, LLC

SELMA DIAGNOSTIC IMAGING, LLC
By: PHC-Selma, LLC

VAUGHAN PHYSICIAN PRACTICES, LLC
By: PRHC-Alabama, LLC